SENIOR SECURED MULTIPLE DRAW TERM LOAN AGREEMENT

                          Dated as of December 13, 1999

                                      among

                   PENN NATIONAL GAMING OF WEST VIRGINIA, INC.

                                  as Borrower,

                           PENN NATIONAL GAMING, INC.

                                  as Guarantor,

                         The Lenders referred to herein

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

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                                TABLE OF CONTENTS

                                                                         Page

Article 1
             DEFINITIONS AND ACCOUNTING TERMS        1
             1.1  Defined Terms     1
             1.2  Use of Defined Terms      23
             1.3  Accounting Terms  23
             1.4  Rounding 23
             1.5  Exhibits and Schedules    23
             1.6  References to "and its Subsidiaries"        23
             1.7  References to Times       23
             1.8  Miscellaneous Terms       23

Article 2
             LOANS25
             2.1  Loans-General     25
             2.2  Base Rate Loans   26
             2.3  LIBOR Loans       26
             2.4  Voluntary Reduction of Commitment  27
             2.5  Scheduled Reductions of Commitment 27
             2.6  Mandatory Reductions of Commitment 27
             2.7  Administrative Agent's Right to
                  Assume Funds Available for Advances   27

Article 3
             PAYMENTS AND FEES      29
             3.1  Principal and Interest    29
             3.2  Facility Fees     30
             3.3  Commitment Fees   30
             3.4  Increased Commitment Costs30
             3.5  LIBOR Costs and Related Matters    31
             3.6  Late Payments     34
             3.7  Computation of Interest and Fees   35
             3.8  Non-Business Days 35
             3.9  Manner and Treatment of Payments   35
             3.10 Funding Sources   36
             3.11 Failure to Charge Not Subsequent Waiver     36
             3.12 Administrative Agent's Right to Assume Payments
                  Will be Made by Borrower       36
             3.13 Fee Determination Detail  37
             3.14 Survival 37
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Article 4
             REPRESENTATIONS AND WARRANTIES 38
             4.1  Existence and Qualification; Power; Compliance With Laws
                           38
             4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations 38
             4.3  No Governmental Approvals Required 39
             4.4  Subsidiaries      39
             4.5  Financial Statements      39
             4.6  No Material Adverse Effects        39
             4.7  Title to Property 40
             4.8  Intangible Assets 40
             4.9  Public Utility Holding Company Act 40
             4.10 Litigation        40
             4.11 Binding Obligations       40
             4.12 No Default        40
             4.13 ERISA    40
             4.14 Regulations T, U and X; Investment Company Act       41
             4.15  Disclosure       41
             4.16 Tax Liability     41
             4.17 Projections       41
             4.18 Hazardous Materials       42
             4.19 Applicable Regulations    42
             4.20 Security Interests        42
             4.21 Year 2000 Compliance      42
             4.22 Solvency 42

Article 5
             AFFIRMATIVE COVENANTS
             (OTHER THAN INFORMATION AND
             REPORTING REQUIREMENTS)        43
             5.1 Payment of Taxes and Other Potential Liens 43 5.2 Preservation of Existence 43 5.3 Maintenance of Properties 43 5.4 Maintenance of Insurance 43 5.5 Compliance With Laws 44 5.6 Inspection Rights 44
             5.7 Keeping of Records and Books of Account 44 5.8 Compliance With Agreements44 5.9 Use of Proceeds 44 5.10 Hazardous Materials Laws 44
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Article 6
             NEGATIVE COVENANTS     46
             6.1  Prepayment of Indebtedness46
             6.2  Payment of Subordinated Obligations46
             6.3  Hostile Tender Offers     46
             6.4  Mergers, Sales of Assets, Etc      46
             6.5  Distributions     47
             6.6  ERISA    47
             6.7  Change in Nature of Business       48
             6.8  Liens and Negative Pledges48
             6.9  Indebtedness      48
             6.10 Contingent Obligations    49
             6.11 New Subsidiaries  49
             6.12 Transactions with Affiliates       49
             6.13 Leverage Ratio    49
             6.14 Leases   50
             6.15 Consolidated Cash Interest Coverage Ratio   50
             6.16 Consolidated Net Worth    50
             6.17 Capital Expenditures      50
             6.18 Acquisitions and Investments       50
             6.19 Amendments to Joint Venture Agreement and Charles Town
                  Operating Lease 50

Article 7
             INFORMATION AND REPORTING REQUIREMENTS  52
             7.1  Financial and Business Information 52
             7.2  Compliance Certificates   55

Article 8
             CONDITIONS    56
             8.1  The Closing Date  56
             8.2  Any Advance       58

Article 9
             EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT      60
             9.1  Events of Default 60
             9.2  Remedies Upon Event of Default     62

Article 10
             THE ADMINISTRATIVE AGENT       65
             10.1 Appointment and Authorization      65
             10.2 Administrative Agent and Affiliates65
             10.3 Proportionate Interest in any Collateral    65
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             10.4 Lenders' Credit Decisions 65
             10.5 Action by Administrative Agent     66
             10.6 Liability of Administrative Agent  67
             10.7 Indemnification   68
             10.8 Successor Administrative Agent     68
             10.9 Foreclosure on Collateral 69
             10.10No Obligations of Borrower or PNGI 69
             10.11Permitted Release of Collateral    69

Article 11
             MISCELLANEOUS 70
             11.1 Cumulative Remedies; No Waiver     70
             11.2 Amendments; Consents      70
             11.3 Costs, Expenses and Taxes 71
             11.4 Nature of Lenders' Obligations     71
             11.5 Survival of Representations and Warranties  72
             11.6 Notices  72
             11.7 Execution of Loan Documents        72
             11.8 Binding Effect; Assignment72
             11.9 Right of Setoff   74
             11.10Sharing of Setoffs        75
             11.11Indemnity by PNGI and Borrower     75
             11.12Nonliability of the Lenders        76
             11.13No Third Parties Benefitted        77
             11.14Confidentiality   77
             11.15Further Assurances        78
             11.16Integration       78
             11.17Governing Law     78
             11.18Severability of Provisions78
             11.19Headings 78
             11.20Time of the Essence       78
             11.21Foreign Lenders and Participants   79
             11.22Waiver of Right to Trial by Jury   79
             11.23Purported Oral Amendments 1




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Schedules and Exhibits

Schedule 1.1      G-Tech Equipment
Schedule 1.2      New Equipment
Schedule 4.4    PNGI's Subsidiaries
Schedule 4.8      Intangible Assets
Schedule 4.17 Projections
Schedule 6.8      Existing Liens
Schedule 6.9      Existing Indebtedness
Schedule 6.18 Existing Investments


Exhibit A   -     Assignment Agreement
Exhibit B   -     Compliance Certificate
Exhibit C   -     Note
Exhibit D   -     Request for Loan

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                SENIOR SECURED MULTIPLE DRAW TERM LOAN AGREEMENT

                          Dated as of December 13, 1999

                  This Senior Secured Multiple Draw Term Loan Agreement ("Agreement") is entered into by and among Penn National Gaming of West Virginia, Inc., a West Virginia corporation ("Borrower"), Penn National Gaming, Inc., a Pennsylvania corporation, as Guarantor ("PNGI"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Lenders" and individually, a "Lender") and Bank of America, N.A., as Administrative Agent.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


 1 Article DEFINITIONS AND ACCOUNTING TERMS

Article 2 DEFINITIONS AND ACCOUNTING TERMS
       -------------------------------- ----------------------------------


1.1           Defined Terms .  As used in this Agreement, the following terms shall have the meanings set forth below:
                           -------------
1.2

                  "10 5/8%  Indenture"  means the Indenture dated as of December
             17, 1997 under which PNGI's 10 5/8% Senior Notes due 2004, Series A and 10 5/8% Senior Notes due 2004, Series B, were issued.

                  "Acquisition" means any transaction,  or any series of related transactions, by which Borrower directly or indirectly (i) acquires any going business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquires control of a 50% or more ownership interest in any partnership, limited liability company or joint venture.

                  "Administrative  Agent" means Bank of America,  when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

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                  "Administrative   Agent's  Office"  means  the  Administrative
             Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

                  "Advance"  means any advance  made or to be made by any Lender to Borrower as provided in Article 2, and includes each Base Rate Advance and each LIBOR Advance.

                  "Affiliate"  means,  as to any Person,  any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

                  "Agreement"  means this Senior Secured Multiple Draw Term Loan
             Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "Applicable  Regulations" means all Laws pursuant to which any
             Regulatory Board possesses regulatory, licensing or permit authority over gambling, gaming, casino, wagering, parimutuel and other similar activities conducted by PNGI or any of its Subsidiaries within its jurisdiction.

                  "Assignment   Agreement"   means   an   Assignment   Agreement
substantially in the form of Exhibit A.

                  "Availability Date" means

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              the date which is the first anniversary of the Closing Date.

   "Bank of America" means Bank of America, N.A., its successors and assigns.
                   ---------------

                  "Base Rate" means, as of any date of  determination,  the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1%.

                  "Base  Rate  Advance"  means an  Advance  made  hereunder  and specified to be a Base Rate Advance in accordance with Article 2.

                  "Base Rate Loan" means a Loan made hereunder and specified to be a Base Rate Loan in accordance with Article 2.

                  "Base Rate Margin" means, for the initial Pricing Period 1.75%
             and, for each subsequent Pricing Period, the percentage set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing
             Period:

                   Leverage Ratio                         Base Rate Margin
                   --------------                         ----------------
                   Greater than or equal to 3.00:1.00           1.75%
                   Less than 3.00:1.00 but greater than or      1.50%
                   equal to 2.50:1.00
                   Less than 2.50:1.00 but greater than or      1.00%
                   equal to 2.00:1.00
                   Less than 2.00:1.00 but greater than or      0.75%
                   equal to 1.50:1.00
                   Less than 1.50:1.00                          0.75%

                  "Borrower" means Penn National Gaming of West Virginia, Inc., a West Virginia corporation, its successors and
                   --------
             permitted assigns.

                  "Business Day" means any Monday, Tuesday, Wednesday,  Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Pennsylvania or West Virginia.

                  "Capital Expenditure" means any expenditure that is considered
             a  capital   expenditure   under  Generally   Accepted   Accounting
             Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation.
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                  "Capital Lease Obligations" means all monetary  obligations of a Person  under  any  leasing  or  similar  arrangement  which,  in
             accordance  with  Generally  Accepted  Accounting  Principles,   is
             classified as a capital lease.

                  "Cash"  means,  when used in connection  with any Person,  all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

                  "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

             (a) Government Securities due within one year after the date of the making of the Investment;

             (a) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group, in each case due within one year from the making of the Investment;

             (a) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

             (a) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment; and

             (a) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, in each case due within 90 days after the date of the making of the Investment.
                                       76

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                  "Certificate  of a Responsible  Official"  means a certificate signed by a Responsible Official of the Person providing the certificate.

                  "Change of Control" means the occurrence of any of the following:

                  (a) individuals who on the Closing Date  constituted the Board of Directors of PNGI (together with any new or replacement directors whose election by the Board of Directors, or whose nomination for election by the Board of Directors for election by PNGI's stockholders was approved by a vote of at least a majority of the directors then still in office who were either members of the Board of Directors of PNGI on the Closing Date or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                   (b) any  transaction  or series of  related  transactions  in which any Person or two or more Persons (other than the Permitted Holders) acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 25% on a fully diluted basis of the voting or economic interest in PNGI's capital stock; or

                  (c) the Permitted  Holders cease to collectively  own at least
             25% on a fully diluted basis of the voting and/or economic interest in the capital stock of PNGI's capital stock; or

                  (d) any event  which  constitutes  a "Change  of  Control"  or
             "Change in Control" or similar event with respect to Indebtedness of PNGI or any of its Subsidiaries in a principal amount which is in excess of $1,000,000, in the aggregate which permits the holders thereof to accelerate the maturity of such Indebtedness or require the prepayment thereof prior to the stated or final maturity thereof; or

                  (e) any  failure of PNGI to own,  beneficially  and of record,
             100% of the capital stock of Borrower or of Borrower to own, beneficially and of record, 89% or more of the equity capital of the Charles Town Joint Venture.

                  "Charles Town Facility"  means the Charles Town  Entertainment
             Complex a/k/a Charles Town Races, located on Flowing Springs Road in Charles Town, Jefferson County, West Virginia 25414.

                  "Charles Town Facility Expansion" means the proposed expansion and improvement of the Charles Town Facility by the installation of the New Equipment and related equipment and fixtures.
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                  "Charles  Town Joint  Venture"  means PNGI Charles Town Gaming
             Limited Liability Company, a West Virginia limited liability company.

                  "Charles  Town   Operating   Lease"  means  the  Master  Lease
             Agreement of even date herewith between Borrower and the Charles Town Joint Venture, as in effect on the date hereof, together with all equipment schedules now or hereafter delivered in connection therewith.

                  "Charles Town Subordination Agreement" means the Subordination
             Agreement, in form and substance satisfactory to the Administrative Agent, dated as of the date hereof, pursuant to which the Charles Town Joint Venture subordinates its interest in the Charles Town Operating Lease to the Lien of the Administrative Agent.

                  "Closing  Date" means the time and  Business  Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  "Collateral"  means  all  of  the  collateral  covered  by the
             Collateral Documents, including without limitation the G-Tech Equipment and the New Equipment.

                  "Collateral  Documents"  means,  collectively,   the  Security
             Agreement, and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by PNGI, Borrower or any other Obligor to secure the Obligations.

                  "Commitment" means, subject to any decrease in the amount thereof pursuant to Sections 2.4 or 2.5, $20,000,000.

                  "Commitment  Fee Rate" means,  for the initial Pricing Period,
             0.500% and for each subsequent Pricing Period, the percentage set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing
             Period:

                   Leverage Ratio                            Commitment Fee Rate
                   --------------                            -------------------
                   Greater than or equal to 3.00:1.00        0.500%
                   Less than 3.00:1.00 but greater than or   0.500%
                   equal to 2.50:1.00
                   Less than 2.50:1.00 but greater           0.375%
                   than or equal to 2.00:1.00
                   Less than 2.00:1.00 but greater           0.375%
                                       78
                   than or equal to 1.50:1.00
                   Less than 1.50:1.00                       0.375%

                  "Compliance  Certificate"  means a certificate  in the form of
             Exhibit B, properly completed and signed by a Senior Officer of Borrower.

                  "Consolidated  Cash Interest  Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the four Fiscal Quarter period then ended to (b) Consolidated Cash Interest Expense for the four Fiscal Quarter period then ended.

                  "Consolidated  Cash Interest  Expense"  means,  for any fiscal period, Consolidated Interest Expense for such period, provided that there shall be excluded any non-cash interest expense for such period (other than any interest that has been capitalized) to the extent that the same would otherwise have been included therein.

                  "Consolidated EBIT" means, for any fiscal period, Consolidated
             Net Income of PNGI and its Subsidiaries before Consolidated Interest Expense and provision for taxes for such period and without giving effect (a) to any cash extraordinary gains or losses not to exceed $1,000,000 in the most recent twelve-month period and
             (b) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

                  "Consolidated   EBITDA"   means,   for  any   fiscal   period,
             Consolidated EBIT for such period, adjusted by (a) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, and
             (b) subtracting therefrom the amount of any payments made by PNGI and its Subsidiaries pursuant to Section 4 of the Plains Company Acquisition Agreement for such period (but only to the extent that such payments have not already reduced Consolidated Net Income for such period), it being understood and agreed, however, that for purposes of this clause (b), such payment will be treated as being paid in four equal consecutive quarterly installments, with the first such installment being treated as being paid in the fiscal quarter of PNGI in which such payment is made.

                  "Consolidated   Indebtedness"   means,   as  of  any  date  of
             determination, the principal amount of all Indebtedness of PNGI and its Subsidiaries at such time other than Indebtedness in respect of letters of credit and Indebtedness under Swap Agreements unless a payment default has occurred thereunder.

               "Consolidated Interest Expense" means, for any fiscal period, the total consolidated interest expense of PNGI and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, the portion of rent paid or payable (without duplication) for that fiscal period under Capital
                                       79
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          Lease  Obligations  that should be treated as  interest in  accordance with Financial Accounting Standards Board Statement No. 13; provided that the amortization of deferred financing costs with respect to this Agreement or the Indebtedness incurred hereunder shall be excluded from Consolidated Interest Expense to the extent the same would otherwise have been included therein.

                  "Consolidated  Net Income"  means,  with respect to any Person and with respect to any fiscal period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interest), provided that (a) in determining Consolidated Net Income of PNGI, the net income of any other Person which is not a Subsidiary of PNGI or is accounted for by PNGI by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to PNGI or a Subsidiary thereof during such period and (b) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interest transaction for any period prior to the date of such acquisition shall be excluded.

                  "Consolidated   Net   Worth"   means,   as  of  any   date  of
             determination,   the   consolidated  net  worth  of  PNGI  and  its
             Subsidiaries.

                  "Contingent  Obligation"  means,  as to any  Person,  any  (a)
             guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the condition or maintenance of the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation, any interest rate swap agreement, forward contract or other arrangement of such Person, or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

                  "Contractual   Obligation"   means,  as  to  any  Person,  any
             provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.
                                       80

                  "Creditors" means, collectively, the Administrative Agent and the Lenders.

                  "Debtor Relief Laws" means the  Bankruptcy  Code of the United
             States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "Default"  means  any  event  that,  with  the  giving  of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

                  "Default Rate" means the interest rate prescribed in Section 3.6.

                  "Designated  Eurodollar  Market"  means,  with  respect to any
             LIBOR Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands
             Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders.

                  "Disbursement   Account"   means  a  deposit   account  to  be
             maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent, into which Loans made hereunder shall be funded unless otherwise directed by the Borrower.

                  "Disposition"  means the  voluntary  sale,  transfer  or other disposition of any asset of Borrower or any of its Subsidiaries other than (a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or its Subsidiaries, (b) equipment (including any aircraft) sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or its Subsidiaries, (c) leases of retail space by Borrower, as lessor, in the ordinary course of the business of Borrower and in a manner consistent with other similarly situated businesses, (d) a disposition to Borrower or any of its Subsidiaries, and (e) Distributions permitted by Section 6.5.
                                       81

                  "Distribution"  means, with respect to shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution, and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

                  "Dollars" or "$" means United States dollars.

                  "Eligible  Assignee"  means,  (a)  another  Lender,  (b)  with respect  to any  Lender,  any  Affiliate  of that  Lender,  (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and
             (C) of clause (d) above; provided that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21.

                  "ERISA" means the Employee  Retirement  Income Security Act of
             1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "Eurodollar Base Rate" means,  with respect to any LIBOR Loan, the average per annum interest rate at which deposits in Dollars would be offered for the applicable Interest Period by major banks in the Designated Eurodollar Market, as shown on the Telerate Page 3750 (or such other page as may replace it) at approximately 11:00 a.m. London time two Market Days before the commencement of the Interest Period. If such rate does not appear on the Telerate Page
             3750 (or such other page that may  replace  it),  the rate for that interest  period will be  determined  by such  alternate  method as reasonably selected by the Administrative Agent. The Administrative
             Agent's determination of the Eurodollar Base Rate shall be conclusive in the absence of manifest error.

                  "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                  "Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D.

                  "Event of Default" shall have the meaning provided in Section 9.1.

                  "Federal Funds Rate" means,  as of any date of  determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "Fiscal   Quarter"   means  the  fiscal  quarter  of  Borrower
             consisting of a three-month fiscal period ending on each March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the fiscal year of Borrower consisting of a twelve-month period ending on each December 31.

                  "Generally  Accepted  Accounting  Principles" means accounting principles, as in effect on the Closing Date, as (a) set forth as generally accepted in the currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in the currently effective Statements of the Financial Accounting Standards Board or (c) that are approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

                  "G-Tech  Equipment" means the  approximately 799 video lottery terminals and related  equipment and fixtures  described as such on
             Schedule 1.1.

                  "Government  Securities"  means readily  marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, or (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

                  "Governmental  Agency" means (a) any  international,  foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

"Hazardous Materials" means substances regulated as hazardous substances pursuant to (a) the Comprehensive ------------------- Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss. 9601 et seq., or as hazardous or toxic wastes or pollutants pursuant to the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq., or (b) any other Law regulating hazardous substances or hazardous or toxic wastes or pollutants or regulating the generation, use, storage, treatment, handling or transportation of any such substances, in each case as such Laws are amended from time to time.

                  "Hazardous  Materials Laws" means all federal,  state or local laws, ordinances, rules or regulations governing the disposal, transfer, generation, storage or treatment of Hazardous Materials applicable to any of the Real Property.

                  "Indebtedness" means, as to any Person (without  duplication),
             (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms), including any Contingent Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under a Swap Agreement.

                  "Intangible   Assets"   means   assets  that  are   considered
             intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

                  "Interest  Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable (or, with respect to a failure to borrow, the interest rate which would have been payable) pursuant to Section 3.1(c) with respect to the LIBOR Loan minus (b) the LIBOR on, or as near as practicable to, the date of the prepayment or failure to borrow for a LIBOR Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Loan so prepaid or which would have been borrowed on such date.

                  "Interest  Period"  means,  as to each LIBOR Loan,  the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

            (a)      The first day of any Interest Period shall be a Market Day;

             (a) Any Interest Period that would otherwise end on a day that is not a Market Day shall be extended to the next succeeding Market Day unless such Market Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Market Day;

             (a) Borrower may not specify an Interest Period that extends beyond any Reduction Date unless the aggregate principal amount of the LIBOR Loans having an Interest Period ending after such Reduction Date does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.5); and

             (a)     No Interest Period shall extend beyond the Maturity Date.

                  "Investment"  means,  when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                  "Laws"  means,  collectively,  all  federal,  state  and local statutes, rules, regulations, ordinances, codes and administrative or judicial precedents, or other matters having the force of law and binding upon the parties hereto.

                  "Lenders" has the meaning set forth in the preamble hereto.

                  "Leverage  Ratio"  means,  as of the last  day of each  Fiscal
             Quarter, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the four Fiscal Quarter period then ended (in each case taken as one accounting period), provided that for purposes of determining the Base Rate Margin, the LIBOR Margin and the Commitment Fee Rate, the term "Consolidated Indebtedness" as used in the foregoing clause (a) of this definition shall be the sum of (i) Consolidated Indebtedness (other than the then outstanding principal amount of all Loans) on the last day of the applicable Fiscal Quarter plus (ii) the average outstanding principal amount of all Loans for the Fiscal Quarter then ended.

                  "LIBOR"  means,  with  respect to any LIBOR Loan,  an interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) determined pursuant to the following formula:

                           LIBOR    =              Eurodollar Base Rate

                            1.00 - Reserve Percentage

                  "LIBOR Advance" means an Advance made hereunder and specified to be a LIBOR Advance in accordance with Article 2.

                  "LIBOR Loan" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2.

                  "LIBOR  Margin"  means,  for the initial  Pricing Period 2.75%
             and, for each subsequent Pricing Period, the percentage set forth opposite the Leverage Ratio as of the last day of the Fiscal Quarter ending two months prior to the first day of that Pricing
             Period:

               Leverage Ratio                                 LIBOR Margin
               --------------                                ------------
               Greater than or equal to 3.00:1.00               2.75%
               Less than 3.00:1.00 but greater than or equal    2.50%
               to 2.50:1.00
               Less than 2.50:1.00 but greater than or equal    2.00%
               to 2.00:1.00
               Less than 2.00:1.00 but greater than or equal    1.75%
               to 1.50:1.00
               Less than 1.50:1.00                              1.50%


                  "LIBOR Office" means, as to each Lender,  its office or branch so designated by written notice to the Administrative Agent as its LIBOR Office. If no LIBOR Office is designated by a Lender, its LIBOR Office shall be its office at its address for purposes of notices hereunder.

                  "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Regulatory Board covering any casino or gaming facility of PNGI or its Subsidiaries.

                  "Lien"   means   any   mortgage,   deed  of   trust,   pledge,
             hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest or customary pre-filings of financing statements in connection with any refinancing) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                  "Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.
                                       87

                  "Loan  Documents"  means,  collectively,  this Agreement,  the
             Notes, the PNGI Guaranty, the Collateral Documents, the Charles Town Subordination Agreement, each Request for Loan, each Compliance Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X.

                  "Market  Day"  means any  Business  Day on which  dealings  in
             Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                  "Material  Adverse Effect" means any set of  circumstances  or events which (a) has or may reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or may reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of PNGI and its Subsidiaries, taken as a whole, or (c) materially impairs or may reasonably be expected to materially impair the ability of PNGI and its Subsidiaries, taken as a whole, to perform the Obligations.

                  "Maturity Date" means the earlier of (a) December 31, 2002 and
             (b) the date which is the third anniversary of the Closing Date.

"Multiemployer  Plan" means any employee  benefit plan of the type  described in
Section 4001(a)(3) of ERISA.

                  "Negative Pledge" means a Contractual Obligation that contains a covenant binding on PNGI or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                  "Net Cash Proceeds"  means with respect to any  Disposition or any offerings of Indebtedness or equity securities of PNGI or its Subsidiaries, the gross sales proceeds received by PNGI and its Subsidiaries from such Disposition or offering in Cash and Cash Equivalents net of brokerage commissions, legal expenses and other transactional costs payable by PNGI and its Subsidiaries with respect to such Disposition and net of an amount determined in good faith by Borrower to be the estimated amount of income taxes payable by PNGI attributable to such Disposition and any reserves required to be established in accordance with Generally Accepted Accounting Principles by PNGI or its Subsidiaries as a reserve against any liabilities associated with such Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under indemnification obligations associated with such Disposition.

                  "Net Equity Proceeds" means,  with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

                  "New  Equipment"  means (a) the 565 slot  machines and related equipment and fixtures purchased or to be purchased by Borrower and leased pursuant to the Charles Town Operating Lease and described on Schedule 1.2, and (b) any additional equipment and fixtures financed hereunder.

                  "Note" means any of the promissory notes made by Borrower to a
             Lender evidencing Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "Obligations"  means all  present  and future  obligations  of every kind or nature of Borrower or any other Obligor at any time and from time to time owed to the Administrative Agent or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

                  "Obligor"  means  Borrower,   PNGI,  the  Charles  Town  Joint
             Venture, and each other future guarantor of the Obligations, and each Affiliate of PNGI which has at any time executed any Loan Document.

                  "Opinion  of  Counsel"  means  the  favorable   written  legal
             opinions of Morgan, Lewis & Bockius, LLP, and Bowles, Rice, special counsel to the Obligors, in each case issued on the Closing Date and in a form solely acceptable to the Administrative Agent, together with copies of all factual certificates and legal opinions upon which such counsel have relied.
                                       89

                  "Outstanding   Obligations"   means,   as  of  each   date  of
             determination, and giving effect to the making of any such credit accommodations requested on that date, the aggregate principal amount of the outstanding Loans.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                  "Pension Plan" means any "employee  pension  benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

                  "Permitted  Holders"  means Peter D. Carlino,  his progeny and his or their spouses, and any trusts over which any such Person has sole control (voting or otherwise) and which name as beneficiaries only such Person or such Person's spouse or children.

                  "Person" means any individual or entity,  including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

                  "Plains  Company  Acquisition  Agreement"  means the  Purchase
             Agreement dated as of September 13, 1996 by and between the Estate of Joseph B. Banks and PNGI.

                  "PNGI" means Penn National Gaming, Inc.,
 a Pennsylvania corporation.
                   ----

                  "PNGI Credit  Agreement" means the Second Amended and Restated
             Credit Agreement among PNGI, various Banks, and First Union National Bank, as Agent, dated January 28, 1999, as amended on or prior to the date hereof and in effect on the date hereof, including the amendment thereto effective concurrently herewith.

                  "PNGI Credit Party" means any "Credit Party" as such term is defined in the PNGI Credit Agreement.

                  "PNGI Guaranty" means the unconditional guaranty or guaranties of the Obligations delivered by PNGI, either as originally executed or as it may from time to time be supplemented, modified, amended, or supplanted.

                  "Pricing Period" means (a) the period beginning on the Closing
             Date and ending on February 29, 2000, and (b) each of the succeeding three month periods beginning on each March 1, June 1, September 1 and December 1.
                                       90

                  "Prime  Rate"  means the rate of interest  publicly  announced from time to time by Bank of America as its "prime rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Prime Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Projections" means the financial projections attached hereto as Schedule 4.17.

                  "Property"  means  any  interest  in any kind of  property  or asset, whether real, personal or mixed, or tangible or intangible.

                  "Pro Rata Share" means, as of each date of  determination  and with respect to each Lender, the percentage of the Commitment owned by that Lender (or, if the Commitment has been terminated, the percentage of the Outstanding Obligations owned by that Lender). As of the Closing Date, the Pro Rata Share of each Lender is as set forth on the signature pages hereto. The records of the Administrative Agent shall be presumed to correctly reflect the Pro Rata Share of the Lenders then party to this Agreement.

                  "Quarterly  Payment  Date"  means  each  March  31,  June  30,
             September 30 and December 31 to occur following the date of this Agreement.

                  "Real Property"  means, as of any date of  determination,  all real Property then or theretofore owned, leased or occupied by PNGI or any of its Subsidiaries.

                  "Reduction Amount" means, with respect to each Reduction Date, the amount set forth in the matrix below opposite that Reduction Date in the column headed "Reduction Amount" or such lesser amount to which that Reduction Amount may be reduced in accordance with the second sentence of Section 2.4:

                               Reduction Dates               Reduction Amount
                               ---------------               ----------------
                               03/31/00                  $  1,250,000
                               06/30/00                  $  1,250,000
                               09/30/00                  $  1,250,000
                               12/31/00                  $  1,250,000
                               03/31/01                  $  1,250,000
                               06/30/01                  $  1,250,000
                               09/30/01                  $  1,250,000
                               12/31/01                  $  1,250,000
                               03/31/02                  $  1,250,000
                               06/30/02                  $  1,250,000
                               09/30/02                  $  1,250,000
                               12/31/02                  $  6,250,000

                  "Reduction  Date"  means March 31,  2000,  and the last day of each succeeding June, September, December and March through the Maturity Date.

                  "Regulation D" means Regulation D, as at any time amended,  of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                  "Regulations  T, U and X" means  Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                  "Regulatory Board" means,  collectively,  (a) the Pennsylvania
             Horse Racing Commission, the Pennsylvania Harness Racing Commission, the West Virginia Racing Commission, the West Virginia Lottery Commission, and (b) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by PNGI or any of its Subsidiaries within its jurisdiction.

                  "Request  for  Loan"  means  a  written  request  for  a  Loan substantially in the form of Exhibit D, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

                  "Requirement of Law" means, as to any Person,  the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Requisite  Lenders" means,  as of each date of  determination
             (a) if the Commitment is then in effect, Lenders having Pro Rata Shares constituting 66 2/3% of the Commitment (but if there are only two Lenders, both Lenders), and (b) if the Commitment has then been terminated and there are then any Obligations outstanding, Lenders holding 66 2/3% or more of the Outstanding Obligations (but if there are only two Lenders, both Lenders).

                  "Reserve  Percentage"  means,  with respect to any LIBOR Loan, the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the nearest 1/100th of 1%) in effect on the date the Eurodollar Base Rate for that LIBOR Loan is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Interest Period for such LIBOR
             Loan. The determination by the Administrative Agent of any applicable Reserve Percentage shall be conclusive in the absence of manifest error.

                  "Responsible Official" means (a) when used with reference to a
             Person other than an individual, any officer of such Person, general partner of such Person, officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                  "Right of Others" means,  as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien.

                  "Scheduled Expense" means the proposed expenditures to be made by Borrower for New Equipment and Leasehold Improvements described on Schedule 1.2, the amounts of which shall not exceed the amounts listed under the column labeled "Unpaid as of December 13, 1999" on
             Schedule 1.2.

                  "Security  Agreement" means a security  agreement executed and delivered by Borrower in favor of the Administrative Agent for the benefit of the Creditors, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

                  "Senior  Officer" means the (a) chief executive  officer,  (b)
             president, (c) any vice president, (d) chief financial officer, (e) treasurer or (f) assistant treasurer of the Person designated.

                  "Significant  Transaction" means any (a) Acquisition following the Closing Date by PNGI or its Subsidiaries of another Person or group of Persons for a consideration in excess of $10,000,000, or any Investment following the Closing Date by PNGI or its Subsidiaries in any other Person in an amount which is in excess of $10,000,000, (b) any purchase, lease or other acquisition by PNGI or any of its Subsidiaries of capital or fixed assets for a consideration which is in excess of $10,000,000, in each case whether in a single transaction or a series of related transactions, but in any event excluding Capital Expenditures made to improve or expand assets owned by PNGI or its Subsidiaries as of the Closing Date. Execution of any agreement requiring PNGI or its Subsidiaries to enter into a Significant Transaction shall not be deemed to constitute a Significant Transaction unless or until the underlying transactions are consummated.

                  "Solvent"  means, as of any date of  determination,  and as to any Person, that on such date: (a) the fair valuation of the assets of such Person is greater than the fair valuation of such Person's probable liability in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature; (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, which would leave such Person with assets remaining which would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction; and (d) such Person is generally paying its debts as they become due. For purposes of the foregoing (1) the "fair valuation" of any assets means the amount realizable within a reasonable time, either through collection or sale, of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman from an interested buyer willing to purchase such assets within a reasonable time under ordinary circumstances; and (2) the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

                  "Special LIBOR Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change after the Closing Date therein or thereof, or any change after the Closing Date in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its LIBOR Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority issued after the Closing Date, or the existence or occurrence after the Closing Date of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

                  "Subordinated  Obligations" means any Indebtedness of Borrower which is subordinated in right of payment to the Obligations, the terms of which are approved by the Administrative Agent, acting with the consent of the Requisite Lenders, in writing.

                  "Subsidiary"  means, as of any date of determination  and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "Swap  Agreement" means a written  agreement  between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

                  "to  the  best   knowledge   of"  means,   when   modifying  a
             representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                  "type",  when used with respect to any Loan or Advance,  means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a LIBOR Loan or Advance.

                  "Venue"  means  any  gaming,  pari-mutuel,   racing  or  other
             entertainment venue now or hereafter operated by PNGI or any of its Subsidiaries.

                  "Wholly-Owned  Subsidiary"  means,  as to any Person,  (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Year 2000 Issue" means failure of computer software, hardware and firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

1.1 Use of Defined Terms . Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

1.2

1.3 Accounting Terms . All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles as in effect on the Closing Date, applied on a consistent basis.

1.4

1.5 Rounding . Any financial ratios required to be maintained by Borrower or PNGI pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.6

1.7 Exhibits and Schedules . All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on one Schedule shall be deemed disclosed on all Schedules.

1.8

1.9 References to "and its Subsidiaries" . Any reference herein to "and its Subsidiaries" or the like shall refer solely to the subject Person during such times as the subject Person shall have no Subsidiaries. No use of the term "Subsidiary" or any derivative thereof in the Loan Documents shall imply a right in any Person to make any Investments in or Acquisitions of any other Person.

1.10

1.11 References to Times . Each reference to a time of day set forth in the Loan Documents shall, unless expressly stated to the contrary, be a reference to the then prevailing California local time.

1.12

1.13 Miscellaneous Terms . The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

1.14

                                  Article LOANS

                                 Article 3 LOANS

                              1.1 Loans-General .
                                  -------------
1.2

             (a) Subject to the terms and conditions set forth in this Agreement, on the Closing Date each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make an Advances to Borrower under the Commitment in the aggregate amount of $9,100,000. Subject to the terms and conditions set forth in this Agreement, from the Closing Date through the Availability Date each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make further Advances to Borrower under the Commitment against Scheduled Expenses in such amounts as Borrower may request that do not result in the Outstanding Obligations being in excess of the Commitment. Unless the Administrative Agent otherwise requests, Borrower shall not request any Loan which results in an increase in the aggregate principal amount of the Outstanding Obligations more frequently than once in each calendar month. The proceeds of all Advances made hereunder shall be used as set forth in Section 5.9. Amounts repaid under the Commitment may not be reborrowed. Subject to the limitations set forth herein, Borrower may repay under the Commitment without premium or penalty.

             (a) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall (i) specify the requested date of such Loan, type of Loan, amount of such Loan and in the case of a LIBOR Loan, the Interest Period for such Loan, (ii) in the case of each Loan made following the Closing Date which results in an increase in the Outstanding Obligations, describe the Scheduled Expenses made by Borrower which are to be financed using the proceeds of the requested Loan and attach photocopies of invoices for such Scheduled Expenses, and (iii) in the case of any Scheduled Expense for the purchase of New Equipment, attach a duly executed Schedule to the Charles Town Operating Lease pursuant to which such New Equipment has been accepted by the Charles Town Joint Venture, as Lessee under the Charles Town Operating Lease. The amount of each Loan made following the Closing Date which will result in an increase in the amount of the Outstanding Obligations shall also be subject to the conditions set forth in Section 8.2. Unless the Administrative Agent has previously notified Borrower to the contrary (which notice may be given in the sole and absolute discretion of the Administrative Agent), Loans may be requested by telephone by a Responsible Official of Borrower, in which case
             Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Neither the Administrative Agent nor any Lender shall incur any liability whatsoever hereunder in acting upon any telephonic request for a Loan purportedly made by a Responsible Official of Borrower, which hereby agrees to indemnify the Administrative Agent and the Lenders from any loss, cost, expense or liability as a result of so acting.

             (a)  Promptly   following  receipt  of  a  Request  for  Loan,  the
             Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m. on the date specified for any Loan, each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Disbursement Account for direct use by Borrower for the purposes described in Section 5.9.

             (a) Unless the Requisite Lenders otherwise consent, each Loan shall be in an amount which is an integral multiple of $100,000 which is not less than $500,000.

             (a)The Advances made by each Lender shall be evidenced by that Lender's Note.

             (a) A Request for Loan shall be irrevocable upon the Administrative Agent's receipt thereof (or, in the case of a telephonic request for Loan referred to in the second sentence of Section 2.1(b), upon the Administrative Agent's receipt of that telephone call).

             (a) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section
             2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Notes, then Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(e), a Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Notes to remain the same and the Lenders shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b) and 2.2.

1.1 Base Rate Loans . Each request by Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m. on the date (which must be the first Business Day of a month) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as LIBOR Loans pursuant to Section 2.3.

1.1                        LIBOR Loans .
                           -----------
1.2

             (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 10:00 a.m. at least three Market Days before the first day of the applicable Interest Period.

             (a) On the date which is two Market Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable LIBOR (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

             (a) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than three LIBOR Loans shall be outstanding at any one time.

             (a) No LIBOR Loan may be requested where a Default or Event of Default has occurred and remains continuing.

             (a) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated
             Eurodollar Market.

1.1 Voluntary Reduction of Commitment . Borrower shall have the right, at any time and from time to time prior to the Availability Date, without penalty or charge, upon at least three Business Days' prior written notice by Borrower to the Administrative Agent, to voluntarily reduce, permanently and irrevocably, in amounts which are integral multiples of $1,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment. Concurrently with the making of any such reduction in the Commitment, Borrower may specify that the Reduction Amounts for one or more Reduction Dates will be reduced in an aggregate amount which is the same as the amount of the reduction of the Commitment, provided that in the absence of a timely specification to this effect by Borrower, each such reduction shall be applied to Reduction Amounts in the inverse order of their occurrence. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section, and of any changes to the Reduction Amounts.

1.2

1.3 Scheduled Reductions of Commitment . The Commitment shall automatically and permanently reduce on each Reduction Date by the related Reduction Amount.

1.4

1.5 Mandatory Reductions of Commitment . The Commitment shall permanently reduce in the amount of any mandatory prepayments required pursuant to Section 3.1(f). Any reduction of the Commitment pursuant to this Section 2.6 shall be in addition to the scheduled reductions described in Section 2.5.

1.6

1.7 Administrative Agent's Right to Assume Funds Available for Advances . Unless the Administrative Agent shall have been notified by a Lender no later than the Business Day prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's Pro Rata Share of that Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (a) the Federal Funds Rate for the first two days following a demand by the Administrative Agent and (b) thereafter, the rate of interest then payable by Borrower with respect to Base Rate Advances. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

1.8

                            Article PAYMENTS AND FEES

                           Article 3 PAYMENTS AND FEES

1.1                        Principal and Interest .
                           ----------------------
1.2

             (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

             (a) Interest accrued on each Base Rate Loan on each Quarterly Payment Date, and on the date of any prepayment of the Notes pursuant to Section 3.1(f) or Section 3.1(g), shall be due and payable on that day. Except as otherwise provided in Section 3.6, the unpaid principal amount of each Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

             (a) Interest accrued on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made and on the last day of the related Interest Period. Except as otherwise provided in Sections 3.1(d) and 3.6, the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR for that LIBOR Loan plus the LIBOR Margin.

             (a) During the existence of a Default or Event of Default, the Requisite Lenders may determine that any or all then outstanding LIBOR Loans shall be converted to Base Rate Loans. Such conversion shall be effective upon notice to Borrower from the Requisite Lenders (or from the Administrative Agent on behalf of the Requisite Lenders) and shall continue so long as such Default or Event of Default continues to exist.

             (a) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                      (i) the principal amount of each LIBOR Loan shall be payable on the last day of the Interest Period for such
                                      102

                      Loan (provided that such principal amount may be paid using the proceeds of a Base Rate Loan made pursuant to
                      Section 2.1(g));

                      (i) the amount, if any, by which the Outstanding Obligations at any time exceed the
                      Commitment shall be payable immediately; and

                      (i) the principal Indebtedness evidenced by the Notes shall in any event be payable on the
                      Maturity Date.

             (a) The Notes shall be prepaid on or before the fifth Business Day following the receipt by PNGI or any of its Subsidiaries of Net Cash Proceeds from the sale, transfer or other disposition of any Collateral.

             (a) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section, (i) any partial prepayment shall be not less than $500,000 and in integral multiples of $100,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 10:00 a.m. on the Business Day immediately preceding the date of such prepayment (which must be a Business Day) in the case of a Base Rate Loan, and, in the case of a LIBOR Loan, three Market Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loans being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.5(d).

1.1 Facility Fees . On the Closing Date and on each anniversary of the Closing Date, Borrower shall pay to the Administrative Agent a facility fee equal to 0.50% of the then effective Commitment (less any reduction thereto scheduled to occur on the next succeeding December 31). The facility fees are for the ratable account of the Lenders according to their Pro Rata Shares. The facility fees are for the credit facilities provided to Borrower under this Agreement and are nonrefundable.

1.2

1.3 Commitment Fees . From the Closing Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders according to their Pro Rata Shares, an unused commitment fee equal to the then applicable Commitment Fee Rate per annum times the average daily amount by which (a) the Commitment exceeds (b) the aggregate principal Indebtedness outstanding under the Notes. Unused commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the date of any termination of the Commitment, and on the Maturity Date.

1.4

1.5 Increased Commitment Costs . If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its LIBOR Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten Business Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

1.1                        LIBOR Costs and Related Matters .
                           -------------------------------
1.2

             (a) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance:

                      (1) shall subject any Lender or its LIBOR Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances, excluding, in the case of each Lender, the Administrative Agent and each Eligible Assignee, and any Affiliate or LIBOR Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, by
                      (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business" (unless it would not be doing business in such jurisdiction (or political subdivision thereof) absent the transactions contemplated hereby), (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting solely from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or
                      (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
                      Section 11.21, to the extent such forms are then required by applicable Laws;

                      (1) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Reserve Percentage taken into account in calculating the LIBOR), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR Office; or

                      (1) shall impose on any Lender or its LIBOR Office or the Designated LIBOR Market any other condition affecting any LIBOR Advance, any of its Notes evidencing LIBOR Loans, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

             and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its LIBOR Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its LIBOR Office with respect to any LIBOR Advance, any of its Notes evidencing LIBOR Loans or its obligation to make LIBOR Advances (assuming such Lender's LIBOR Office had funded 100% of its LIBOR Advance in the Designated LIBOR Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's LIBOR Office had funded 100% of its LIBOR Advance in the Designated LIBOR Market). Borrower hereby indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse such Lender within ten (10) Business Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, reasonable legal fees and damages incurred or sustained by each Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a direct result of the existence or occurrence of any Special LIBOR Circumstance. A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrower may at any time, upon at least four
             (4) Market Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.5(d), pay in full the affected LIBOR Advances of such Lender or request that such LIBOR Advances be converted to Base Rate Advances.

             (a) If, after the date hereof, the existence or occurrence of any Special LIBOR Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its LIBOR Office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated LIBOR Market, or to determine or charge interest rates based upon the LIBOR, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances with Interest Periods corresponding to the LIBOR Loans of which such LIBOR Advances were a part on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.5(d). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section
             3.5(b), and agrees to designate a different LIBOR Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section 3.5(b) shall promptly notify the Administrative Agent and Borrower of the cessation of the Special LIBOR Circumstance which gave rise to such suspension.

             (a)                    If, with respect to any proposed LIBOR Loan:

                      (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated LIBOR Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated LIBOR Market for the applicable Interest Period; or

                      (1) the Requisite Lenders advise the Administrative Agent that the LIBOR as determined by the Administrative Agent
                      (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated LIBOR Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

             then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a LIBOR Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

             (a) Upon payment or prepayment of any LIBOR Advance (other than as the result of a conversion required under Section 3.5(b)), on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within ten (10) Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the LIBOR Advance had been funded in the Designated LIBOR Market) equal to the sum of:

                      (1) the principal amount of the LIBOR Advance prepaid or not borrowed, as the case may be, times the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Interest
                      Period, divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                      (1) all reasonable out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

             Each Lender's determination of the amount of any prepayment fee payable under this Section 3.5(d) shall be conclusive in the absence of manifest error.

1.1 Late Payments . If any Event of Default occurs and remains continuing, the Loans shall thereafter bear interest, to the fullest extent permitted by applicable Laws at a fluctuating interest rate per annum at all times equal to
(a) with respect to any payment of principal or interest, 2% in excess of the rate of interest otherwise payable or (b) with respect to all other amounts, the sum of (i) the Base Rate plus (ii) the applicable Base Rate Margin plus (iii) 2%. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

1.2

1.3 Computation of Interest and Fees . Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on LIBOR Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each

Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

1.4

1.5 Non-Business Days . If any payment to be made by Borrower or any other Obligor under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

1.1                        Manner and Treatment of Payments .
                           --------------------------------
1.2

             (a) Each payment hereunder (except payments pursuant to Sections 3.4, 3.5, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. on the day of payment (which must be a Business Day). All payments received after 11:00 a.m. on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m. on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

             (a) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

             (a) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Obligor for any failure to keep such a record.

             (a) Each payment of any amount payable by Borrower or any other Obligor under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Lender, the Administrative Agent and each Eligible Assignee, and any Affiliate or LIBOR Office thereof, (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting solely from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower.

1.1 Funding Sources . Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

1.2

1.3 Failure to Charge Not Subsequent Waiver . Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.6), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.6), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

1.4

1.5 Administrative Agent's Right to Assume Payments Will be Made by Borrower . Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

1.6

1.7 Fee Determination Detail . The Administrative Agent and each Lender shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment of fees or costs to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

1.8

1.9 Survival . All of Borrower's obligations under Sections 3.4, 3.5 and 11.22 shall survive for ninety days following the date on which the Commitment is terminated, and all Loans hereunder are fully paid.

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                     Article REPRESENTATIONS AND WARRANTIES

                     Article 3 PRESENTATIONS AND WARRANTIES

                  Each of PNGI and Borrower represents and warrants to the Creditors that:

1.1 Existence and Qualification; Power; Compliance With Laws . Borrower is a corporation duly formed, validly existing and in good standing under the Laws of West Virginia. PNGI is a corporation duly formed, validly existing and in good standing under the Laws of Pennsylvania. Borrower and each other Obligor is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing may not reasonably be expected to have Material Adverse Effect. Borrower and each other Obligor has all requisite corporate or other organizational power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a party and to perform its Obligations. All outstanding shares of the capital stock of Borrower and each other Obligor are duly authorized and validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. PNGI and each Subsidiary is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions may not reasonably be expected to have a Material Adverse Effect.

1.2

1.3 Authority; Compliance With Other Agreements and Instruments and Government Regulations . The execution, delivery and performance of the Loan Documents by PNGI, Borrower and each other Obligor have been duly authorized by all necessary corporate action, and do not and will not:

1.4

             (a) Require any consent or approval not heretofore obtained of any director, stockholder, security holder or (in the case of any Creditor except where the failure to obtain any such creditor's consent may not reasonably be expected to have any Material Adverse Effect) any creditor of such Obligor;

             (a) Violate or conflict with any provision of such Obligor's articles of incorporation or bylaws;

             (a) Except to the extent contemplated by the Loan Documents, result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Obligor;

             (a) Violate any Requirement of Law applicable to such Obligor in any material respect;

             (a) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation involving Property or obligations in excess of $1,000,000 to which PNGI or any of its Subsidiaries is a party or by which PNGI or any of its Subsidiaries or any of its Property is bound or affected, including without limitation the 10 5/8% Indenture and the PNGI Credit Agreement;

and neither PNGI, Borrower nor any of its Subsidiaries is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that may reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing provisions of this Section, Borrower represents and warrants to the Lenders that each Loan made hereunder is a permissible "Purchase Money Loan" or a permitted "Refinancing" of indebtedness as such terms are defined in the 10 5/8% Indenture.

1.1 No Governmental Approvals Required . Except as previously obtained or made, no material authorization, consent, approval, order, license or permit from, or material filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower or any other Obligor of the Loan Documents to which it is a party. All authorizations from, or filings with, any Governmental Agency will be accomplished as of the Closing Date or such other date.

1.2

1.3 Subsidiaries . As of the Closing Date, Borrower does not have any Subsidiaries which are not described on Schedule 4.4 and, other than Borrower's Investment in the Charles Town Joint Venture, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person.

1.4

1.5 Financial Statements . Borrower has furnished (a) the audited consolidated and consolidating financial statements of PNGI and its Subsidiaries for the Fiscal Year ended December 31, 1998, and (b) the unaudited consolidated and consolidating financial statements of PNGI and its Subsidiaries for the nine month fiscal period ended September 30, 1999, to the Administrative Agent and the Lenders, which financial statements fairly present the financial condition, results of operations and changes in financial position of PNGI and its Subsidiaries as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

1.6

1.7 No Material Adverse Effects . As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 1998.

1.8

1.9 Title to Property . On the Closing Date and on each subsequent date, Borrower holds the lessor's interest under the Charles Town Operating Lease, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others permitted by Section 6.8.

1.10

1.11 Intangible Assets . Each of PNGI and its Subsidiaries owns, or possesses the right to use to the extent necessary in its respective business, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets which are used in the conduct of its business as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict may reasonably be expected to have a Material Adverse Effect. Each registered patent, trademark or copyright owned by PNGI and its Subsidiaries, or as to which any of them is a licensee, is described on Schedule 4.8.

1.12

1.13 Public Utility Holding Company Act . Neither PNGI nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

1.14

1.15 Litigation . There are no actions, suits, proceedings or investigations pending as to which PNGI or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting PNGI or any of its Subsidiaries or any Property of any of them (including the Real Property) before any Governmental Agency, which may reasonably be expected to have a monetary impact which is in excess of $1,000,000, and no such action, suit, proceeding or investigation may reasonably be expected to have a Material Adverse Effect.

1.16

1.17 Binding Obligations . Each of the Loan Documents to which Borrower or any other Obligor is a party will, when executed and delivered by such Obligor, constitute the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Applicable Regulations or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

1.18

1.19 No Default . No event has occurred and is continuing that is a Default or Event of Default.
                           ----------

1.1                        ERISA .
                           -----
1.2

             (a)                    With respect to each Pension Plan:

                      (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance may reasonably be expected to have a Material Adverse Effect;

                      (i) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that may reasonably be expected to have a Material Adverse Effect;

                      (i) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that may reasonably be expected to have a Material Adverse Effect; and

                      (i) neither PNGI nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that may reasonably be expected to have a Material Adverse Effect.

             (a) Neither PNGI nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that may reasonably be expected to have a Material Adverse Effect.

1.1 Regulations T, U and X; Investment Company Act . No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither PNGI nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

1.2

1.3 Disclosure . No statement made by Borrower or any of its Affiliates to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

1.4

1.5 Tax Liability . PNGI and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by PNGI or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material item or portion of Property of PNGI or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

1.6

1.7 Projections . As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved.

1.8

1.9 Hazardous Materials . Except as would not individually or in the aggregate have a Material Adverse Effect, (a) to the best knowledge of Borrower, none of PNGI nor any of its Subsidiaries nor any of their affiliated predecessors in interest at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under any Real Property in violation of any Hazardous Materials Law, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property, (c) to the best knowledge of Borrower, no Real Property nor any portion thereof is or has been utilized by PNGI or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by PNGI or any of its Subsidiaries on any Real Property, or transported to or from any Real Property, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

1.10

1.11 Applicable Regulations . PNGI and its Subsidiaries are in compliance in all material respects with all Applicable Regulations that are applicable to them.

1.12

1.13 Security Interests . Upon the execution and delivery thereof, each of the Security Agreement will create valid security interests in the Collateral described therein securing the Obligations, and all action necessary to perfect the security interests so created , other than filing of the UCC-1 financing statements delivered to the Administrative Agent pursuant to Section 8.1 with the appropriate Governmental Agency, shall have been taken and completed to the fullest extent that such Liens may be perfected by filing. Upon the making of such filings, the security interests granted to the Administrative Agent by the Security Agreement will be perfected and of first priority, subject only to the matters disclosed on Schedule 6.8 or permitted by Section 6.8(e) and (f), to the fullest extent that such Liens may be perfected by filing.

1.14

1.15 Year 2000 Compliance . PNGI and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for PNGI and its Subsidiaries. The costs to PNGI and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or a Material Adverse Effect.

1.16

1.17 Solvency . After giving effect to this Agreement and the other Loan Documents (including after giving effect to Advances under this Agreement as of the Closing Date), Borrower shall be Solvent.

1.18

1.19 The Schedules . (a) Schedule 1.1 correctly lists by serial number the G-Tech Equipment, all of which is owned by Borrower and in the possession of the Charles Town Joint Venture at the Charles Town Facility pursuant to the Charles Town Operating Lease. As of the Closing Date, all of the New Equipment listed on
Schedule 1.2 (other than that described as "1500 CDS Player Tracking System," "700 Coin Conversion Kits," "Casino Signage" and a portion of the "Count Room Equipment") is owned by Borrower and in the possession of the Charles Town Joint Venture at the Charles Town Facility pursuant to the Charles Town Operating Lease, and Borrower has made each of the expenditures listed on Schedule 1.2 under the column headed "Paid as of December 13, 1999."

1.20

1.21 (b) As of each date subsequent to the Closing Date, all such New Equipment, and any additional New Equipment delivered following the Closing Date is owned by Borrower and in the possession of the Charles Town Joint Venture at the Charles Town Facility pursuant to the Charles Town Operating Lease.

Article AFFIRMATIVE COVENANTS(OTHER THAN INFORMATION ANDREPORTING REQUIREMENTS) Article AFFIRMATIVE COVENANTS(OTHER THAN INFORMATION
         --------------------- ------------------------------------------------
         --------------------- ----------------------
             AND1 REPORTING REQUIREMENTS)(OTHER THAN INFORMATION AND

1 REPORTING REQUIREMENTS) ------------------------


                  So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, PNGI and Borrower shall, and each shall cause each of its Subsidiaries and each other Obligor to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

1.1 Payment of Taxes and Other Potential Liens . Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that PNGI and its Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of PNGI or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

1.2

1.3 Preservation of Existence . Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Subsidiary or such authorizations would not constitute a Material Adverse Effect; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect. Borrower shall at all times be a Wholly-Owned Subsidiary of PNGI.

1.4

1.5 Maintenance of Properties . Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste or unreasonable deterioration of their respective Properties, except that the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of PNGI and its Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

1.1 Maintenance of Insurance . Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which PNGI and its Subsidiaries operate.

1.2

1.3 Compliance With Laws . Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that PNGI and its Subsidiaries need not comply with a Requirement of Law then being contested in good faith by appropriate proceedings.

1.4

1.5 Inspection Rights Borrower shall permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants. All rights of the Administrative Agent and the Lenders under this Section may be exercised upon reasonable advance notice and at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries). The costs of all such monitoring, examining, auditing and inspection by and at the requests of the Administrative Agent or any Lender shall be borne by the Borrower.

1.6

1.7 Keeping of Records and Books of Account . Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over PNGI or any of its Subsidiaries.

1.8

1.9 Compliance With Agreements . Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

1.10

1.11 Use of Proceeds . Use the proceeds of the Loans solely (a) to refinance the purchase money indebtedness of PNGI incurred in connection with PNGI's purchase of the video lottery terminals and other gaming equipment the ownership of which is to be transferred to Borrower as of the Closing Date and which are the subject of the Charles Town Operating Lease and (b) to finance the purchase price of the New Equipment and the costs of the installation thereof in the Charles Town Facility, and related construction and improvement associated with the Charles Town Facility Expansion pursuant to transactions which qualify as purchase money Indebtedness pursuant to Section 4.17 of the 10 5/8% Indenture and which are Scheduled Expenses.

1.12

1.13 Hazardous Materials Laws . Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws with regard to the Real Property, (b) any and all material claims made or threatened in writing by any Person against PNGI or any of its Subsidiaries relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials with regard to the Real Property, and (c) any Senior Officer of Borrower receives written notice or other clear evidence of any material occurrence or condition on any real property adjoining or in the vicinity of such Real Property and affecting the Real Property that may reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

1.14

1.15 Year 2000. Borrower shall use its best efforts to promptly make, and to cause PNGI and each of its Subsidiaries to make, all required systems changes in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for PNGI and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action would not reasonably be expected to result in a Default or a Material Adverse Effect. At the request of any Lender, Borrower shall provide, and shall cause PNGI and each of its Subsidiaries to provide, to such Lender reasonable assurance of its compliance with the preceding sentence.

             Article NEGATIVE COVENANTSArticle 3 NEGATIVE COVENANTS

                  So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, PNGI and Borrower shall not, and each shall not permit any of its Subsidiaries or any other Obligor to, unless the Administrative Agent (with the written approval of the Requisite Lenders or, if required by Section 11.2, of all of the Lenders) otherwise consents:

1.1 Prepayment of Indebtedness . Other than as to the Obligations and revolving payments with respect to the PNGI Credit Agreement, prepay any principal or interest on any Indebtedness of PNGI or any of its Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of PNGI or any of its Subsidiaries prior to the date when due, in each case if a Default or Event of Default then exists or would result therefrom.

1.2

1.3 Payment of Subordinated Obligations . Prepay any principal (including sinking fund payments) or any other amount with respect to any Subordinated Obligation, or purchase or redeem any Subordinated Obligation except for regularly scheduled payments of interest with respect to Subordinated Obligations, to the extent permitted by the subordination provisions thereof.

1.4

1.5 Hostile Tender Offers . Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corporation or business entity has notified PNGI or any of its Subsidiaries that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

1.1 Mergers, Sales of Assets, Etc . Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that, (i) to the extent that no Default or Event of Default exists or would result therefrom, and (ii) as a result thereof, no Change of Control or Significant Transaction has occurred, PNGI and its Subsidiaries may:

                  (a)      make Capital Expenditures permitted by Section 6.17;

                  (b) sell assets (other than the capital stock of any Subsidiary, the Collateral, or the equity interest in the Charles Town Joint Venture) in an arm's-length transaction in which (i)

             PNGI or any of its Subsidiaries, as applicable, receives at least fair market value (as determined in good faith by PNGI or such Subsidiary of PNGI), (ii) at least 85% of the total consideration received by PNGI or any of its Subsidiaries, as applicable, is cash and is paid at the time of the closing of such sale, and (iii) the aggregate amount of the proceeds received from all assets sold during any Fiscal Year does not exceed $3,000,000;

               (c) make Investments to the extent permitted by Section 6.18;

               (d) lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 6.14);

               (e) make sales of inventory in the ordinary course of business;

               (f) sell obsolete or worn-out equipment or materials in the ordinary course of business;

               (g) grant leases or subleases to other Persons of Property other than the Collateral;

               (h) in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to and/or from third Persons; and

               (i) Except for mergers involving Borrower and the Charles Town Joint Venture, merge with PNGI or any other Wholly-Owned Subsidiary.

1.1 Distributions . Make any Distribution, whether from capital, income or otherwise, and whether in Cash or
                           -------------
other Property, other than:
                ----- ----
1.2
             (a) Distributions from any Subsidiary of Borrower to Borrower or from any Subsidiary of PNGI to PNGI;
             and

             (a) Distributions payable solely in capital stock of PNGI of the same class as that to which such Distributions are payable.

1.1 ERISA . (a) At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, may reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so may reasonably be expected to result in a Material Adverse Effect.

1.2

1.3 Change in Nature of Business . Engage (directly or indirectly) in any business other than the businesses in which PNGI and its Subsidiaries are engaged in as of the date hereof and reasonable extensions thereof, it being understood and agreed that, except as provided below, in no event shall PNGI or any of its Subsidiaries engage in any business or enter into any agreement which requires PNGI or any of its Subsidiaries to make any payments under Section 4 of the Plains Company Acquisition Agreement; provided, however, PNGI and its Subsidiaries may operate slot machines at the Penn National Race Track, the Pocono Downs Race Track and at any Non-Primary Location (as defined in the PNGI Credit Agreement) operated by PNGI and its Subsidiaries and may make the required payments pursuant to Section 4 of the Plains Company Acquisition Agreement in connection therewith.

1.4

1.5 Liens and Negative Pledges . Create, incur, assume or suffer to exist any Lien or Negative Pledge upon or with respect to any property or assets (real or personal, tangible or intangible) of PNGI or any of its Subsidiaries whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to PNGI or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the Uniform Commercial Code or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

1.6

                  (a)      the Liens and Negative Pledges under the Security
 Agreement;

                  (b) Liens expressly  permitted under the PNGI Credit Agreement
             (as in effect on the date of this Agreement) including any refinancings thereof permitted thereby, provided that no Liens or Negative Pledges on the Collateral other than those in favor of the Administrative Agent and the Lenders under this Agreement shall be permitted.

1.1 Indebtedness . Contract, create, incur, assume or suffer to exist any Indebtedness, except:
                           ------------
1.2

                  (a) Indebtedness incurred pursuant to this Agreement and the PNGI Credit Agreement (but not refinancings thereof); and

                  (b) Indebtedness outstanding on January 28, 1999 and listed on
             Schedule 6.9, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on
             Schedule 6.9, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing; and

                  (c) Indebtedness permitted by the PNGI Credit Agreement as in effect on the date of this Agreement;

Notwithstanding anything to the contrary contained in this Section or in Section
6.8 until such time as the Charles Town Joint Venture is a Wholly-Owned Subsidiary of PNGI, Borrower shall not permit the Charles Town Joint Venture to incur any Indebtedness other than existing Indebtedness of the Charles Town Joint Venture which is also listed on Schedule 6.9, it being understood that this prohibition shall extend to the making of any intercompany loans to the Charles Town Joint Venture.

1.1 Contingent Obligations . Guarantee or assume to agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liabilities of others except to endorse checks or drafts in the ordinary course of business, or otherwise assume any Contingent Obligation.

1.2

1.3 New Subsidiaries . Permit PNGI or any of its Subsidiaries to establish, create or acquire any Subsidiary without the consent of the Administrative Agent and the Requisite Lenders.

1.4

1.5 Transactions with Affiliates . Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of PNGI or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to PNGI or such Subsidiary of PNGI as would reasonably be obtained by PNGI or such Subsidiary of PNGI at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

1.6

 (i)                   Distributions may be paid to the extent provided in
Section 6.5;

 (i) loans may be made and other transactions may be entered into by PNGI and each Subsidiary of PNGI to the extent permitted by Sections 6.4, 6.9 and 6.17;

 (i) customary fees may be paid to non-officer directors of PNGI and its Subsidiaries; and

 (i)                   the Subsidiaries of PNGI may pay management fees to PNGI.

1.1 Leverage Ratio . Permit the Leverage Ratio as of the last day of any Fiscal Quarter described in the matrix set forth below, to exceed the ratio set forth opposite that Fiscal Quarter:

1.2

1.3    Fiscal Quarters Ending                      Maximum Ratio

1.4

1.5    Closing Date through

1.6    December 31, 1999                           4.00:1.00
1.7

1.8    March 31, 2000 through
1.9    December 31, 2000                           3.50:1.00
1.10

1.11   Thereafter                                  3.00:1.00
1.12

1.13 Leases . Permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by PNGI and each of PNGI's Subsidiaries on a consolidated basis under all agreements to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capital Lease Obligations) to exceed $1,600,000 during any Fiscal Year.

1.14

1.15 Consolidated Cash Interest Coverage Ratio . Permit the Consolidated Cash Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.00:1.00.

1.16

1.17 Consolidated Net Worth . Permit Consolidated Net Worth, as of the last day of any Fiscal Quarter, to be less than the sum of (i) $53,856,000 plus (ii) 50% of Consolidated Net Income (without reduction for any net loss in any Fiscal Quarter) for the period from January 1, 1999 through and including the last day of such Fiscal Quarter, plus (iii) 75% of Net Equity Proceeds received by PNGI or any of its Subsidiaries during the period from January 1, 1999 through and including the last day of such Fiscal Quarter.

1.18

1.19                       Capital Expenditures .
                           --------------------
1.20

                                    (i)  Make  or  commit  to make  any  Capital
                      Expenditure during any Fiscal Year other than Capital Expenditures in an aggregate amount that do not exceed the amount indicated below for the applicable Fiscal Year:

                                    Fiscal Year Ending        Maximum Amount

                                    December 31, 1999         $15,000,000
                                    December 31, 2000         $24,000,000
                                    December 31, 2001         $20,000,000
                                    December 31, 2002         $10,000,000

                                    (ii)  In  addition  to  the  foregoing,  the
                      Borrower and its Subsidiaries may make Capital Expenditures with the amount of any insurance proceeds received by the Borrower or its Subsidiaries from any casualty insurance policy with respect to any Property, provided that such insurance proceeds are used to finance the purchase of similar Property within the 270 day period following their receipt.

1.1 Acquisitions and Investments . Make any Acquisition or make any Investment other than Acquisitions and Investments permitted by Section 8.05 of the PNGI Credit Agreement which do not constitute Significant Transactions.

1.2

1.3 Amendments to Joint Venture Agreement and Charles Town Operating Lease . Amend, modify or change the Charles Town Joint Venture Agreement or Charles Town Operating Lease, other than any such amendment, modification or change which could not reasonably be expected to be adverse to the interests of the Lenders in any material respect (it being understood and agreed, however, that in any event PNGI or a Wholly-Owned Subsidiary thereof shall at all times be the managing member of the Charles Town Joint Venture and shall own at least 89% of the equity interest therein).

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Article  INFORMATION  AND  REPORTING  REQUIREMENTS
Article  3  INFORMATION  AND
REPORTING REQUIREMENTS

-------------------------------------- ----------------------------------------


1.1 Financial and Business Information . So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, PNGI and Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at their sole expense, deliver to the Administrative Agent, a sufficient number of copies for all of the Lenders, of the following:

1.2

             (a) Within 35 days after the end of each fiscal month of PNGI, the consolidated and consolidating balance sheet of PNGI and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month;

             (a) Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of PNGI, (i) the consolidated and consolidating balance sheets of PNGI and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of PNGI, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods;

             (a) Within 95 days after the close of each fiscal year of PNGI, (i) the consolidated and consolidating balance sheets of PNGI and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by BDO Seidman, LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of PNGI and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and in the case of the consolidating financial statements, by the Chief Financial Officer of PNGI and (ii) management's discussion and analysis of the important operational and financial developments during the respective fiscal year.

             (a) Promptly after PNGI's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

             (a) No later than thirty days following the first day of each fiscal year of PNGI, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by PNGI for each of the months of such fiscal year prepared in detail;

             (a) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to PNGI by independent accountants in connection with the accounts or books of PNGI or any of its Subsidiaries, or any audit of any of them;

             (a) Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which PNGI or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or its Successors or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor);

             (a) Promptly after the same are available, copies of any written communication to PNGI, Borrower or any other Subsidiary of PNGI from any Regulatory Board advising it of a violation of or non-compliance with any Applicable Regulation by PNGI, Borrower or any other Subsidiary of PNGI;

             (a) Notice in writing within 30 days after any change of PNGI's or Borrower's senior management personnel;

             (a) Promptly after an officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PNGI and its Subsidiaries taken as a whole:

(i) any pending or threatened Environmental Claim against PNGI or any of its Subsidiaries or any Real Property owned or operated by PNGI or any of its Subsidiaries;

                      (i) any condition or occurrence on or arising from any Real Property owned or operated by PNGI or any of its Subsidiaries that (a) results in noncompliance by PNGI or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against PNGI or any of its Subsidiaries or any such Real Property;.

                      (i) any condition or occurrence on any Real Property owned or operated by PNGI or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by PNGI or any of its Subsidiaries of such Real Property under any Environmental Law; and

                      (i) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by PNGI or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event PNGI shall deliver to each Lender all notices received by PNGI or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify PNGI or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify PNGI or any of its Subsidiaries of potential liability under CERCLA.

             All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and PNGI's or such Subsidiary's response thereto.

             (a) Promptly after (i) PNGI or any of its Subsidiaries receives any correspondence or other written communication from any Regulatory Board (other than correspondence relating to routine operating matters of PNGI or any of its Subsidiaries in the ordinary course of business) or (ii) PNGI or any of its Subsidiaries delivers any correspondence or other written communication to any Regulatory Board (other than correspondence relating to routine operating matters of PNGI or any of its Subsidiaries), PNGI shall deliver copies of any such correspondence or other written communication to each of the Lenders;

             (a) Promptly after request by the Administrative Agent or any Lender, copies of any other material report or other document that was filed by PNGI or any of its Subsidiaries with any Governmental Agency;

             (a) Promptly, and in any event within ten Business Days upon a Senior Officer becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in
             Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action PNGI or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

             (a) Promptly upon, and in any event within three Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default; (ii) any litigation or governmental investigation or proceeding (including without limitation any Regulatory Board investigation or proceeding) pending (x) against PNGI or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of PNGI and its Subsidiaries taken as a whole, (y) with respect to any material indebtedness of PNGI or any of its Subsidiaries; and (iii) any actual or alleged failure of PNGI or any Subsidiary to fail to comply with or perform, breach, violate or suffer a default under any local, state or federal law or regulation, or under the terms of any franchise, license or grant of authority, or the occurrence or existence of any facts or circumstances which, with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any franchise, license or grant of authority; and

             (a) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Requisite Lenders.

1.1 Compliance Certificates . For so long as any Advance remains unpaid, any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(a) a properly completed Compliance Certificate signed by a Senior Officer.

                     Article CONDITIONSArticle 3 CONDITIONS

1.1 The Closing Date . The obligation of each Lender to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise): 1.2

             (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

(1)  executed   counterparts  of  this  Agreement,   sufficient  in  number  for
     distribution to the Lenders and Borrower;

(1) Notes issued to each Lender in the principal amount of that Lender's Pro Rata Share;

(1)  the PNGI Guaranty, executed by PNGI;

(1) the Security Agreement, executed by Borrower together with UCC-1 financing statements for filing in each appropriate jurisdiction;

(1) the Charles Town Subordination Agreement, executed by the Charles Town Joint Venture;

                      (1) such documentation with respect to PNGI, Borrower and each other Obligor as the Administrative Agent may require to establish its due organization, valid existence and good standing, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents, the identity, authority and capacity of each Responsible
                      Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, and incumbency certificates;

                      (1)                   the Opinions of Counsel;

                      (1) Such assurances as the Administrative Agent deems appropriate that the relevant Regulatory Boards have approved the credit facilities to be provided hereunder to the extent that such approval is required by Applicable Regulations;

(1) a Certificate of a Responsible Official signed by a Senior Officer of PNGI and Borrower certifying that:

                                            (a)   attached   thereto  are  true,
                              current and complete copies of the 10 5/8% Indenture, the PNGI Credit Agreement and the Charles Town Operating Lease, each as amended to date; and

(b)  the conditions specified in Sections 8.1(c) and 8.1(d) have been satisfied;

                      (1) Evidence that the $5,000,000 "Term Loan" (as defined in the PNGI Credit Agreement) has been repaid in full and any applicable commitments with respect thereto terminated;

                      (1) An amendment to the PNGI Credit Agreement in form and substance acceptable to the Lenders pursuant to which the requisite lenders thereunder agree to (A) the removal, waiver or modification of any provisions in the PNGI Credit Agreement which would otherwise prohibit the credit facilities and related security interests contemplated hereby and by the other Loan Documents, and (B) agree to subordinate their interest in the Collateral and the proceeds thereof to the Liens of the Administrative Agent in the Collateral and the proceeds thereof;

(1) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(a) Evidence that the security interests of the Administrative Agent in the Collateral are of first priority.

(a)  The  representations  and  warranties  of PNGI and  Borrower  contained  in
     Article 4 shall be true and correct.

             (a) PNGI, Borrower and any other Obligors shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

(a) The fees due and payable on the Closing Date pursuant to Article 3 shall have been paid.
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             (a) The  Administrative  Agent and the Lenders  shall have reviewed and found satisfactory information confirming that PNGI and its Subsidiaries are taking all necessary and appropriate steps, if any, to address the Year 2000 Issue.

(a)  No Material Adverse Effect shall have occurred since December 31, 1998.

             (a) PNGI shall have transferred to Borrower the ownership of the G-Tech Equipment and all New Equipment heretofore delivered, and Borrower (and shall have delivered a copy of the bill of sale or other appropriate evidence of such transfer to the Administrative Agent) and the Charles Town Joint Venture shall have entered into the Charles Town Operating Lease with respect thereto.

             (a) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

1.1 Any Advance . The obligation of each Lender to make any Advance which would increase the Outstanding ----------- Obligations is subject to the conditions precedent that: 1.2 (a) except as disclosed by the Obligors and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than the representations set forth in Sections 4.4, 4.10 and 4.17) shall be true and correct on the date of such Advance as though made on that date;

             (a) There shall not be any pending or threatened action, suit, proceeding or investigation affecting PNGI or any of its Subsidiaries before any Governmental Agency that constitutes a Material Adverse Effect;

             (a) except as provided for in Section 2.1(g), the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable);

(a) no Default or Event of Default shall have occurred and remain continuing or will result from such Advance;

             (a) the amount of the increase in the Outstanding Obligations shall not exceed the amount of the Scheduled Expenses made by Borrower during the one month period preceding the making of the requested Loan (which Scheduled Expenses shall not have been the basis for any prior such Loan), the invoices for such Scheduled Expenses (and
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             in the case of those relating to the purchase of New Equipment, the lease schedule to the Charles Town Operating Lease) attached to the related Request for Loan shall be reasonably acceptable to the Administrative Agent;

             (a) Borrower shall have delivered to the Administrative Agent amendments to its Uniform Commercial Code financing statements describing the New Equipment purchased with the proceeds of the Loan;

             (a) no portion of the New Equipment shall have been delivered to the Borrower more than 20 days prior to the date of the related Loans, and the Collateral shall be subject be subject to a first priority perfected security interest in favor of the Administrative Agent; and

             (a) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Requisite Lenders reasonably may require, including without limitation any assurances which the Administrative Agent may require to establish that the proposed Loan is permitted under the terms of the PNGI Credit Agreement and the 10 5/8 Indenture.



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Article EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT Article 3 EVENTS OF
DEFAULT       AND        REMEDIES        UPON       EVENT       OF       DEFAULT
----------------------------------------------------
------------------------------------------------------


1.1 Events of Default . The existence or occurrence of any one or more of the following events, whatever the ----------------- reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:
1.2
(a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

             (a) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.2 or 3.3 or any portion thereof, within two Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

(a)  PNGI or Borrower  fail to comply  with any of the  covenants  contained  in
     Article 6; or

             (a) PNGI, Borrower or any other Obligor fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed within thirty Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

             (a) Any representation or warranty of PNGI, Borrower or any other Obligor made in any Loan Document, or in any certificate or other writing delivered by Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

             (a) PNGI or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness for borrowed money of $1,000,000 or more, or any guaranty of present or future Indebtedness for borrowed money of $1,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment, the exercise of any "put" exercised by the holder of such Indebtedness or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future Indebtedness for borrowed money of $1,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $1,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or
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             (a) Any event  occurs  which  gives the  holder or  holders  of any
             Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

             (a) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Obligor thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

             (a) A final judgment against PNGI or any of its Subsidiaries is entered for the payment of money in excess of $1,000,000 (other than any money judgment covered in full by insurance) and, absent procurement of a stay of execution, such judgment remains unsatisfied for sixty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any part of the Property of any such Person and is not released, vacated or fully bonded within sixty calendar days after its issue or levy; or

             (a) PNGI or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or

(a) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or
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

(a) Any determination is made by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

             (a) Any Pension Plan maintained by PNGI or any of its Subsidiaries is determined to have an "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

             (a) The occurrence of any License Revocation at Charles Town Facility or the occurrence of any License Revocation at any other Venue of PNGI or its Subsidiaries which continues for five days; or

(a)  The occurrence of any Change of Control or any Significant Transaction.

1.1 Remedies Upon Event of Default . Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or in the other Loan Documents, or by applicable Law, or in equity, or otherwise:

1.2

(a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of ----- ---- Default described in Section 9.1(j):

                      (1) the Commitment to make Advances and all other obligations of the Creditors to the Obligors and all rights of Borrower and the other Obligors under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders; and

                      (1) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and may declare all or any part of the unpaid principal of the Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.
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

(a)  Upon the occurrence of any Event of Default described in Section 9.1(j):

                      (1) the Commitment to make Advances and all other obligations of the Creditors to the Obligors and all rights of Borrower and any other Obligors under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders; and

                      (1) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

             (a) Upon the occurrence and during the continuance of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Obligor and such other rights and remedies as are provided by Law or equity.

             (a) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably,
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

             and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.



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Article  THE   ADMINISTRATIVE   AGENT
 Article  3  THE   ADMINISTRATIVE   AGENT
------------------------ --------------------------


1.1 Appointment and Authorization . Subject to Section 10.8, each Creditor hereby irrevocably appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as a trustee or agent for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

1.2

1.3 Administrative Agent and Affiliates . Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with PNGI or any of its Subsidiaries as if it were not the Administrative Agent and without any duty to account therefor to the other Creditors. Bank of America (and each successor Administrative Agent) need not account to any other Creditor for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary trust or other special relationship or any other special relationship with any other Creditor and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

1.4

1.5 Proportionate Interest in any Collateral . The Administrative Agent, on behalf of all the Creditors, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's right to reimbursement for its costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

1.6

1.7 Lenders' Credit Decisions . Each Creditor agrees that it has, independently and without reliance on any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of the Obligors and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender agrees that it shall, independently and without reliance upon any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

1.1                        Action by Administrative Agent .
                           ------------------------------
1.2

             (a) Absent actual knowledge of the Administrative Agent of the existence of a Default or Event of Default, the Administrative Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Administrative Agent has received notice from the Obligors stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

(a) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

             (a) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, provided that (i) the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all of the other Creditors, and (ii) the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

             (a) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that (i) the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and (ii) if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

             (a) The Administrative Agent shall have no liability to any Creditor for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

1.1 Liability of Administrative Agent . Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

1.2

             (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

             (a) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for PNGI or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

             (a) Shall not be responsible to any Creditor for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

             (a) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by any Obligor of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of PNGI or any of its Subsidiaries.

             (a) Will not be responsible to any Creditor for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

             (a) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

             (a) Will not incur any liability for any arithmetical error in computing any amount paid or payable by any Obligor or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts.

1.1 Indemnification . Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify and hold the Administrative Agent, and each of its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and reasonably allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents or any action taken or not taken by such indemnitee thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that any Obligor is required by Section 11.3 to pay that cost or expense but fails to do so upon demand.

1.2

1.3 Successor Administrative Agent . The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days' notice to the Lenders and Borrower. If the Administrative Agent resigns as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor administrative agent as provided for above.
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1.4

1.5 Foreclosure on Collateral . In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or any designee thereof) pro rata for the benefit of the Lenders in accordance with their Pro Rata Shares and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

1.6

1.7 No Obligations of Borrower or PNGI . Nothing contained in this Article 10 shall be deemed to impose upon PNGI or Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and PNGI and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement.

1.8

1.9 Permitted Release of Collateral . The Administrative Agent is hereby authorized to release its Lien on any Collateral which is the subject of a disposition permitted hereunder, and each Lender shall confirm upon request the authority of the Administrative Agent to make any such release of Collateral.



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                  Article MISCELLANEOUSArticle 3 MISCELLANEOUS

1.1 Cumulative Remedies; No Waiver . The rights, powers, privileges and remedies of the Creditors provided herein, in the Notes and in the other Loan Documents are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Creditors' rights to assert them in whole or in part in respect of any other Loan.

1.2

1.3 Amendments; Consents . No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by any Obligor therefrom, may in any event be effective unless in writing signed or approved in writing by the Requisite Lenders or by the Administrative Agent with the consent of the Requisite Lenders (and, in the case of any amendment, modification or supplement to (i) Article 10, signed by the Administrative Agent, and (ii) to any Loan Document, signed by the Obligors party thereto), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders affected thereby, no amendment, modification, supplement, termination, waiver or consent may be effective: 1.4

             (a) To amend or modify the principal of, or the amount of principal or principal prepayments on any Note, to increase the amount of the Commitment or the Pro Rata Share of any Lender without the consent of that Lender,

             (a) Without the consent of the affected Lenders, to decrease the rate of interest or amount of any fee payable to any Lender, or to decrease the amount of any unused commitment fee payable to any Lender, or to decrease any other fee or amount payable to any Lender under the Loan Documents;

             (a) To postpone any date (including the Maturity Date) fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any unused commitment fee, or to extend the term of the Commitment, or to release the PNGI Guaranty (except as otherwise provided in any Loan Document);

(a) To release any portion of the Collateral having an aggregate value in excess of $100,000 (except ------ as expressly provided in any Loan Document);
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(a)  To release or otherwise terminate the Charles Town Subordination Agreement;

(a) To amend the provisions of the definition of "Requisite Lenders", Section 8.2, Section 8.3 or this ----------------- Section 11.2; or

(a) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all of the Creditors.

1.1 Costs, Expenses and Taxes . PNGI shall pay within ten Business Days after demand, accompanied by an invoice therefor, the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, administration, execution and delivery of the Loan Documents. Borrower shall pay within ten Business Days after demand, accompanied by an invoice therefor, the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with any amendment to the Loan Documents or any waiver of the terms thereof, and the reasonable costs and expenses of the Administrative Agent and, after a Default, the Lenders in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include the actual environmental review fees, filing fees, recording fees, title insurance premiums and fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of any Obligor. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary, recording, stamp and other taxes, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto. Any amount payable to the Administrative Agent or any Lender under this Section
11.3 shall bear  interest  from the date of demand  for  payment at the  Default
Rate.

1.2

1.3 Nature of Lenders' Obligations . The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by any Creditor pursuant hereto or thereto may, or may be deemed to, make any of the Creditors a partnership, an association, a joint venture or other entity, either among
                                      146
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themselves or with PNGI or any of its Subsidiaries.  Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only, is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

1.4

1.5 Survival of Representations and Warranties . All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Obligors, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by each Creditor, notwithstanding any investigation made by the Creditors or on their behalf.

1.6

1.7 Notices . Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

1.8

1.9 Execution of Loan Documents . This Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.
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

1.1                        Binding Effect; Assignment .
                           --------------------------
1.2

             (a) This Agreement and the other Loan Documents to which any Obligor is a party will be binding upon and inure to the benefit of the relevant Obligor and the Creditors, and their respective successors and assigns, except that the Obligors may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

             (a) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), provided that the consent of Borrower to assignments shall not be required when any Default or Event of Default has occurred and remains continuing, (ii) such assignment shall be evidenced by an
             Assignment Agreement, a copy of which shall be furnished to the Administrative Agent as provided below, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitment equivalent to less than $1,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under the Loan Documents. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

             (a) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and
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

             beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

             (a) Each Lender may from time to time grant participations to one or more banks or other financial institutions (including another Lender) in all or a portion of its Pro Rata Share; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation Agreement so provides, for the purposes of Sections 3.4, 3.5, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights
             and  obligations  under  this  Agreement,   (v)  the  participation
             interest shall be expressed as a percentage of the granting Lender's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which
             (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest payable with respect to the participation, any fee or any other monetary amount payable to the participant, (C) reduce the amount of any installment of principal due under the Notes in a manner which affects the participant, or (D) release any material portion of the Collateral.
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             (a) Notwithstanding  anything in this Section 11.8 to the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Regulatory Board (including the approval of the identity of any proposed assignee or participant), to the extent required by Applicable Regulations.

1.1 Right of Setoff . If an Event of Default has occurred and is continuing, each Creditor may (but only with the consent of the Requisite Lenders) exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by PNGI and Borrower or any Property of PNGI and Borrower in its possession against the Obligations.

1.2

1.3 Sharing of Setoffs . Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against any
Obligor, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by any Obligor or any Person claiming through or succeeding to the rights of any Obligor, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Each Obligor expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

1.4
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1.5  Indemnity  by PNGI and  Borrower  . Each of PNGI  and  Borrower  agrees  to indemnify, save and hold harmless the Creditors and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action, if the claim, demand, action or cause of action arises out of or relates to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship between any such Person and the Creditors under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or as to any claim asserted by that Indemnitee against PNGI or Borrower to the extent that PNGI or Borrower prevails on that claim in a final and non-appealable determination by a court of competent jurisdiction or an arbitrator appointed in accordance herewith. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify PNGI and Borrower, but the failure to so promptly notify PNGI and Borrower shall not affect PNGI's and Borrower's obligations under this Section unless such failure materially prejudices PNGI's or Borrower's, as applicable, right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel of its own choosing and shall permit PNGI and Borrower to participate in such contest. Any
Indemnitee that proposes to settle or compromise any claim or proceeding for which PNGI or Borrower may be liable for payment of indemnity hereunder shall give PNGI and Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding. In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to PNGI and Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary
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

to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to PNGI and Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel. Any obligation or liability of PNGI or Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement, the repayment of all Loans, and the payment and performance of all other Obligations owed to the Lenders.

1.6

1.7 Nonliability of the Lenders . Each of PNGI and Borrower acknowledges and agrees that: --------------------------- 1.8

             (a) Any inspections of any Property of PNGI or Borrower made by or through the Creditors are for purposes of administration of the Loans only and PNGI and Borrower are not entitled to rely upon the same;

             (a) By accepting or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, no Creditor shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by any Creditor;

             (a) The relationship between each Obligor and Creditors is, and shall at all times remain, solely that of borrower and lenders; no Creditor shall under any circumstance be construed to be a partner or joint venturer with the Obligors; no creditor shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other special relationship with the Obligors, or to owe any fiduciary duty or other special duty to the Obligors; no Creditor undertakes or assumes any responsibility or duty to PNGI or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform the Obligors of any matter in connection with their Property or the operations of the Obligors; the Obligors shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither the Obligors nor any other Person is entitled to rely thereon; and

             (a) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of the Obligors and PNGI and Borrower each hereby indemnifies and holds each Creditor harmless from any such loss, damage, liability or claim.

1.1 No Third Parties Benefitted . This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of PNGI, Borrower and the Creditors in connection with the Loans and is made for the sole benefit of PNGI, Borrower, the Creditors and the Creditors' successors and assigns. Except as provided in Sections 11.8, 11.11 and 11.14, no other Person shall have any rights of any nature hereunder or by reason hereof.

1.2

1.3 Confidentiality . Each Lender agrees to hold any confidential information that it may receive from PNGI and its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) to other Lenders; (ii) to legal counsel and accountants for PNGI and its Subsidiaries or any Lender; (iii) to other professional advisors to PNGI and its Subsidiaries or any Lender, provided that the recipient has accepted such information subject to a confidentiality Agreement substantially similar to this Section 11.14; (iv) to regulatory officials having jurisdiction over that Lender; (v) to any Regulatory Board having regulatory jurisdiction over PNGI or its Subsidiaries; (vi) as required by Law or legal process or in connection with any legal proceeding to which that Lender and PNGI or any of its Subsidiaries are adverse parties; and (vii) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a written confidentiality Agreement. For purposes of the foregoing, "confidential information" shall mean any information respecting PNGI or any of its Subsidiaries reasonably considered by them to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by PNGI or any of its Subsidiaries to any Person not associated with themselves without a confidentiality Agreement or obligation substantially similar to this Section
11.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty or other special duty on the part of any Creditor to PNGI or any of its Subsidiaries.

1.4

1.5 Further Assurances . Each Obligor shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

1.6

1.7 Integration . This Agreement, together with the other Loan Documents, comprises the complete and integrated Agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

1.8

1.9 Governing Law . Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California, without reference to the choice of law or conflicts of laws provisions thereof.

1.10

1.11 Severability of Provisions . Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

1.12

1.13 Headings . Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

1.14

1.15 Time of the Essence . Time is of the essence of the Loan Documents. ------------------- 1.16

1.17 Foreign Lenders and Participants . Each Lender, and each holder of a participation interest herein, that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent) on the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) either Form W8-ECI or other Internal Revenue Service forms satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Borrower (with a copy to the Administrative Agent) such additional duly completed and signed copies of one of such forms as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its LIBOR Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.

1.18

1.19 Waiver of Right to Trial by Jury . EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

1.20
1.1

1.21 Purported Oral Amendments . EACH OBLIGOR EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY CREDITOR OR ITS REPRESENTATIVES THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

1.22

1.23 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. 1.24

1.25                                                 "Borrower"
1.26
1.1

PENN NATIONAL GAMING OF WEST VIRGINIA, INC., a West Virginia corporation

By:      _____________________________

         -----------------------------
                  [Printed name and title]
"Guarantor"

PENN NATIONAL GAMING, INC., a Pennsylvania corporation

By:      _____________________________

         -----------------------------
                  [Printed name and title]

Address for notices:

Penn National Gaming, Inc.
Penn National Gaming of West Virginia, Inc.
==========================
Attention: ________________
Telecopier:_________________
Telephone:_________________


BANK OF AMERICA  N.A., as Administrative Agent and Issuing Lender




By: __________________________________
         Janice Hammond, Vice President

Address:

Bank of America, N.A.
555 South Flower Street
Los Angeles, California 90071
Attn:  Janice Hammond, Vice President

Telecopier:  (213) 228-2299
Telephone:   (213) 222-9861

BANK OF AMERICA, N.A., as a Lender

Pro Rata Share $10,000,000 (50%)


By: __________________________________
         Scott L. Faber, Principal

Address:

Bank of America, N.A.
555 South Flower Street, #3283
Los Angeles, California  90071
Attn: Scott L. Faber, Principal
Telecopier:  (213) 228-2641
Telephone:   (213) 228-2768

With a copy to:

Bank of America, N.A.
555 South Flower Street (LA-5777)
Los Angeles, California  90071
Attn:  William Newby, Managing Director
Telecopier:  (213) 228-3145
Telephone:   (213) 228-2438

FIRST UNION NATIONAL BANK

Pro Rata Share $10,000,000 (50%)

By: ______________________________

Title: _____________________________

Address for notices:

===============================
-------------------------------
Attn:
Telephone:
Telecopier:

                               SECURITY AGREEMENT

                  This SECURITY  AGREEMENT  ("Agreement"),  dated as of December
13, 1999, is made by Penn National Gaming of West Virginia, Inc., a West Virginia corporation ("Grantor"), whose address is 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, in favor of Bank of America, N.A., whose address is 555 South Flower St., Los Angeles, California 90071, as Administrative Agent under the Loan Agreement hereafter referred to, and in favor of each of the Lenders therein named (collectively referred to herein as "Secured Party"), with reference to the following facts:

                                    RECITALS

A. Pursuant to the Senior Secured Multiple Draw Term Loan Agreement of even date herewith by and among Grantor, Penn National Gaming, Inc., a Pennsylvania corporation, as Guarantor, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the
Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement"), the Lenders have agreed to extend certain credit facilities to Grantor.

A. The Loan Agreement provides, as a condition of the availability of such credit facilities, that Grantor shall enter into this Agreement and shall grant security interests to Secured Party as herein provided.

                                    AGREEMENT

                  NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1. Definitions. This Agreement is the Security Agreement referred to in the Loan Agreement. This Agreement is one of the "Loan Documents" referred to in the Loan Agreement. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Loan Agreement. Terms defined in the California Uniform Commercial Code and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the California Uniform Commercial Code. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

2.

                  "Agreement" means this Security Agreement, and any extensions,
         modifications,   renewals,  restatements,   supplements  or  amendments
         hereof.

                  "Collateral" means and includes all present and future right, title and interest of Grantor in or to the following Property:

                           (a) the  equipment  and other  property  described on
         Schedule 1.1 and Schedule 1.2 hereto, and all the video lottery terminals, slot machines, and other gaming equipment, lights, chairs, rails, and related support equipment and all fixtures related to any such equipment and located at the Charles Town Facility;

                           (b) all rights of Grantor under that certain Master Lease Agreement of even date herewith between Grantor and PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company, including all rights to receive the payment of rent thereunder (the "Lease");

                           (c) any and all equipment, fixtures and other property which may hereafter become subject to the Lease by delivery of additional lease schedules thereunder (it being understood that concurrently with the delivery of any such lease schedule to the Administrative Agent by Borrower in connection with any Request for Loan under the Loan Agreement, such additional equipment, fixtures and other property will automatically and without further action by Borrower or any other Person become Collateral subject to the Lien of this Security Agreement);

                           (d) all present and future books and records related to the Collateral, including, without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the Collateral, all receptacles and containers for such records, and all files and correspondence;

                           (e) all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(f) all rights, remedies, powers and/or privileges of Grantor with respect to any of the foregoing; and

                           (g) any and all proceeds and products of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

                  "Secured Obligations" means any and all present and future Obligations of every kind or nature of Grantor at any time and from time to time owed to Secured Party or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Grantor.

1. Further Assurances. At any time and from time to time at the request of Secured Party, Grantor shall execute and deliver to Secured Party all such financing statements and other instruments and documents in form and substance satisfactory to Secured Party as shall be necessary or desirable to fully perfect, when filed and/or recorded, Secured Party's security interests granted pursuant to Section 3 of this Agreement. At any time and from time to time, Secured Party shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, and to take all such other actions, as Secured Party may deem appropriate to perfect and to maintain perfected the security interests granted in Section 3 of this Agreement. Before and after the occurrence of any Event of Default, at Secured Party's request, Grantor shall execute all such further financing statements, instruments and documents, and shall do all such further acts and things, as may be deemed necessary or desirable by Secured Party to create and perfect, and to continue and preserve, an indefeasible security interest in the Collateral in favor of Secured Party, or the priority thereof. With respect to any Collateral consisting of instruments, documents, certificates of title or the like, as to which Secured Party's security interest need be perfected by, or the priority thereof need be assured by, possession of such Collateral, Grantor will upon demand of Secured Party deliver possession of same in pledge to Secured Party. With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests or the like, Grantor hereby consents and agrees that the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee. 2.

3. Security Agreement. For valuable consideration, Grantor hereby assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Secured Obligations, and each of them. This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after all or any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of Grantor or any other Person or any other event or proceeding affecting any Person.

4.

5. Grantor's Representations, Warranties and Agreements. Except as otherwise disclosed to Secured Party in writing concurrently herewith, Grantor represents, warrants and agrees that: (a) Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral, except such as are timely contested in good faith, and upon its failure to pay or so contest such taxes, charges, Liens and assessments, Secured Party at its option may pay any of them, and Secured Party shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; (b) the Collateral will not be used for any unlawful purpose or in material violation of any Law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (c) Grantor will, to the extent consistent with good business practice, keep the Collateral in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (d) Grantor will take all reasonable steps to preserve and protect the Collateral;
(e) Grantor will maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is required by the Loan Agreement and as is consistent with sound business practice, and will cause Secured Party to be designated as an additional insured and loss payee with respect to all insurance (whether or not required by the Loan Agreement), will obtain the written agreement of the insurers that such insurance shall not be canceled, terminated or materially modified to the detriment of Secured Party without at least 30 days prior written notice to Secured Party, and will furnish copies of such insurance policies or certificates to Secured Party promptly upon request therefor; (f) Grantor will promptly notify Secured Party in writing in the event of any substantial or material damage to the Collateral from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Section 6 hereof, Grantor will not remove or permit to be removed any part of the Collateral from the Charles Town Facility, without the prior written consent of Secured Party, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted by the Loan Documents; and (g) in the event Grantor changes its name or its address as either are set forth herein or in the Loan Agreement, Grantor will notify Secured Party of such name and/or address change promptly, but in any event, within thirty days.

6.

7. Secured Party's Rights Re Collateral. Without limitation upon the inspection and audit rights granted to Secured Party under the Loan Agreement, if an Event of Default has occurred and remains continuing, then at any time without notice or demand and at the sole expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (a) enter upon any premises on which Collateral is situated and examine the same or (b) perform any obligation of Grantor under this Agreement or any obligation of any other Person under the Loan Documents. At any time and from time to time, at the expense of Grantor, Secured Party may, to the extent it may be necessary or desirable to protect the security hereunder, but Secured Party shall not be obligated to: (i) notify obligors on the Collateral that the Collateral has been assigned to Secured Party; (ii) at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Party, information concerning the

Collateral and the amounts owing thereon; and (iii) while an Event of Default is continuing cause the Collateral to be registered in the name of Secured Party, as legal owner. Grantor shall at any time at Secured Party's request mark the Collateral and/or Grantor's ledger cards, books of account and other records relating to the Collateral with appropriate notations satisfactory to Secured Party disclosing that they are subject to Secured Party's security interests. Secured Party shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.

8.

9. Collections on the Collateral. Except as otherwise provided in any Loan Document, Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, Grantor's right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Party and immediately delivered in kind to Secured Party. Any remittance received by Grantor from any Person shall be presumed to relate to the Collateral and to be subject to Secured Party's security interests. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized officer of Grantor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

10.

11. Possession of Collateral by Secured Party. Any or all of the Collateral delivered to Secured Party consisting of Cash shall be held in an interest-bearing account and, when an Event of Default exists, Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations. Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon. Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party's possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral or for the purpose of performing any of Grantor's obligations with respect thereto. Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Grantor, and the receipt of any of the same by Grantor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor. So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

12.

13. Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Secured Party may have under applicable Law or in equity or under this Agreement (including, without limitation, all rights set forth in Section 6 hereof) or under any other Loan Document, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Grantor and without affecting the Obligations of Grantor hereunder or under any other Loan Document, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Secured Party; (d) to notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party; (e) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Secured Party, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Secured Party or in the name of Grantor; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Grantor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Grantor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Grantor may be applied by Secured Party without notice to Grantor to the Secured Obligations in such order and manner as Secured Party in its sole discretion shall determine;
(k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under any of the Loan Documents; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of premises of Grantor for such purposes and for such periods of time as reasonably required by Secured Party; (n) to receive, open and dispose of all mail addressed to Grantor and notify postal authorities to change the address for delivery thereof to such address as Secured Party may designate; provided that Secured Party agrees that it will promptly deliver over to Grantor such opened mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party's sole option and as Secured Party in its sole discretion may deem advisable. Grantor will, at Secured Party's request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Grantor or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Grantor for the purpose of Secured Party's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

14.

15. Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and Grantor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

16.

17. Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Grantor's places of business, or at any other place permitted by applicable Law, and without the necessity of the Collateral's being within the view of prospective purchasers. Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Grantor expressly waives any right to direct the order and manner of sale of any Collateral. Secured Party or any Person on Secured Party's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion. Grantor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral. Any surplus held by the Secured Party and remaining after payment in full of all the Secured Obligations shall immediately be reassigned and redelivered to Grantor, or to the person or persons otherwise legally entitled thereto.

18.

19. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Grantor at its address set forth in the Loan Agreement, or delivered or otherwise sent to Grantor, at least five days before the date of the sale. Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

20.

1.

                  Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Grantor or any other Person, and Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Secured Party, and any Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

10. Attorney-in-Fact. Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes: (a) upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Agreement, at the expense of Grantor and without any obligation to do so; (c) to prepare, sign, file and/or record, for Grantor, in the name of Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party's security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

11.

12. Statute of Limitations and Other Laws. Until the Secured Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Grantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable Law.

13.

14. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement executed by Grantor or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference. 15.

16.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original ------------ and all of which, taken together, shall constitute one and the same agreement. 17. 18. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS ------------- OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.





"Grantor"

PENN NATIONAL GAMING OF WEST VIRGINIA, INC., a West Virginia corporation


By:      ______________________________

         ------------------------------
                  [Printed name and title]

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN:

"Secured Party"

BANK OF AMERICA , N.A.,
as Administrative Agent, and
for and on behalf of the Lenders


By:      _________________________

         -------------------------
               [Printed name and title]

                             SUBORDINATION AGREEMENT

                  This Subordination Agreement ("Agreement") is entered into as of December 13, 1999 by and among Bank of America, N.A., as Administrative Agent for the Lenders under the Senior Secured Multiple Draw Term Loan Agreement described below ("Agent"), Penn National Gaming of West Virginia, Inc., a West Virginia corporation ("Lessor") and PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company ("Lessee").

                                 R E C I T A L S

         WHEREAS, pursuant to a Senior Secured Multiple Draw Term Loan Agreement dated as of December 13, 1999 among Lessor, Penn National Gaming, Inc., as Guarantor, the Lenders named therein, and Agent, the Lenders have made certain credit facilities available to Lessor (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Loan Agreement"). Capitalized terms used but not defined in this Agreement have the meanings set forth for those terms in the Loan Agreement.

         WHEREAS, Lessor's obligations under the Loan Agreement are secured by a Security Agreement made by Lessor in favor of Agent and the Lenders (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Security Agreement") in which Lessor gave a security interest to Agent and the Lenders (collectively, "Secured Party") in the personal property of Lessor described on Exhibit A attached hereto and made a part hereof ("Assets").

         WHEREAS, Lessor proposes to lease the Assets to Lessee pursuant to the terms, conditions and agreements contained in the Master Lease Agreement of even date herewith between Lessor and Lessee (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the "Lease").

         WHEREAS, it is a condition to the making of the Loans under the Loan Agreement and to Lessor's purchase of the Assets that the Lessee subordinate its right to the Assets under the Lease to the Lien of Secured Party under the Security Agreement on the terms and conditions in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Lessee acknowledge, represent and agree for the benefit of the other, with knowledge that the other is fully relying thereon, as follows:

1.                Agent consents to the Lease between Lessor and Lessee.
2.

3. 2. Lessee acknowledges that the Lease is an operating lease and that title to the Assets at all times during the term of the Lease shall remain with Lessor and that Lessee shall only have the rights of a lessee of the Assets. All rights and interests of Lessee in and to the Assets pursuant to the Lease shall be subject and subordinate to the lien of the Security Agreement and to any renewals, modifications, consolidations, replacements and extensions of the Security Agreement to the full extent of the principal sum secured by the Security Agreement including any interest. In the event of any assertion by Secured Party of its Lien under the Security Agreement, Lessee shall immediately surrender possession of the Assets to Agent or its designee, notwithstanding the Lease, or shall attorn to the Agent or its designee in accordance with Section 3 hereof, as elected by the Agent. 4.

5. 3. If Lessor's interest is transferred to and owned by Secured Party or any successor of Secured Party or their designee ("Acquiring Party") because of foreclosure or other proceedings brought by Secured Party, or by any other manner and Secured Party succeeds to Lessor's interest under the Lease, Lessee shall be bound to the Acquiring Party until such time as Acquiring Party or Lessee shall choose to terminate the Lease, or the Lease otherwise terminates, pursuant to the terms thereof, with the same effect as if Acquiring Party were Lessor under the Lease. Lessee agrees to attorn to Acquiring Party as the Lessor during the term of the Lease, with the attornment being effective and self-operable immediately upon Acquiring Party succeeding to the interest of Lessor under the Lease, all without the execution by the parties of any further instruments. The respective rights and obligations of Lessee and Acquiring Party upon attornment, to the extent of the then remaining balance of the term of the Lease, shall be the same as in the Lease.

6.

7. 4. Immediately upon request by Acquiring Party, Lessee and Acquiring Party shall enter into a new written lease for the remainder of the original term of the Lease on the same terms and conditions as the Lease, except for any non-material changes made necessary because of the substitution of Acquiring Party in place of Lessor.

8.

9. 5. The term "Agent" or any similar term shall include Agent and any agents, successors, or assigns of Agent and the term "Lenders" or any similar term shall include Lenders and any agents, successors, or assigns of Lenders, including in each case any party that succeeds to Lessor's interest by foreclosure of the Security Agreement or by any other proceeding. The term "Lessor" shall include Lessor and the successors, assigns, and sublessors of Lessor. The term "Lessee" shall include Lessee and the successors, assigns, and sublessees of Lessee.

10.

11. 6. Lessor and Lessee agree not to change, alter, amend, or otherwise modify the Lease without the prior written consent of Agent which shall not be unreasonably withheld, conditioned or delayed. Any change, alteration, amendment, or other modification to the Lease without the prior written consent of Agent shall be void as to Secured Party, but shall not otherwise affect the terms of this Agreement.

12.

13. 7. Lessee agrees that it shall not make any prepayment of rent under the Lease more than one calendar month in advance of the date when due without the prior written consent of the Agent, and that any prepayment made prior to such date or without the written consent of the Agent shall not be binding upon Secured Party or any Acquiring Party. 14. 15. 8. This Agreement may not be modified other than by an agreement in writing signed by the parties or by their respective successors in interest. 16. 17. 9. If any party commences any action against any other party based on this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, expenses, and costs of suit. 18. 10. In this Agreement, wherever it is required or permitted that notice and demand be given by any party to another party, that notice or demand shall be given in writing and personally delivered or sent by certified mail or nationally recognized overnight courier addressed as follows: 19.

20.               For Lessor:      Penn National Gaming of West Virginia, Inc.
21.                                         _______________________
22.                                         _______________________
23.                                         Attn: __________________
24.

                  For Agent:        Bank of America, N.A.
                                    Agency Management
                                    #20529
                                    Bank of America, N.A.
                                    555 South Flower Street, 11th Floor
                                    Los Angeles, California  90071
                                    Attn:  Janice Hammond

                  For Lessee: PNGI Charles Town Gaming Limited Liability Company

                                    ======================
                                    ----------------------
                                    Attn:  _________________

                  Any party may change an address given for notice by giving written notice of that change by notice as herein provided to all other parties.

         11. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

         12. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which shall constitute one and the same instrument.

         13. This Agreement shall be construed in accordance with and governed by California law.


                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

AGENT:                                    LESSEE:

BANK OF AMERICA, N.A.,                    PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY,
as Administrative Agent for the Lenders   a West Virginia limited liability company
By:________________________________
Name: _____________________________       By:_______________________________
Title: ______________________________     Name: ____________________________
                                          Title: _____________________________



LESSOR:

PENN NATIONAL GAMING OF WEST VIRGINIA, INC., a West Virginia corporation

By:________________________________
Name: _____________________________
Title: ______________________________

                                    GUARANTY

                  This GUARANTY ("Guaranty"), dated as of December 13, 1999, is made by Penn National Gaming, Inc., a Pennsylvania corporation ("Guarantor") in favor of Bank of America, N.A., as Administrative Agent for the benefit of the Banks that are party to the Loan Agreement referred to below (collectively with the Lenders, "Lender"), with reference to the following facts:

                                    RECITALS

A. Pursuant to the Senior Secured Multiple Draw Term Loan Agreement dated as of December 13, 1999 by and among Penn National Gaming of West Virginia, Inc., a West Virginia corporation (the "Borrower"), Guarantor, the lenders from time to time party thereto (collectively, the "Banks" and individually, a "Bank"), and Bank of America, N.A., as Administrative Agent (as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the "Loan Agreement"), the Banks are making certain credit facilities available to Borrower.

     A. As a condition to the availability of such credit facilities, Guarantor is required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided. B. C. Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrower.

                                    AGREEMENT

                  NOW, THEREFORE, in order to induce the Banks to continue to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

1. Definitions. This Guaranty is the PNGI Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

2.

                      "Guarantied  Obligations"  means all  present  and  future
                      Obligations of every kind or nature of Borrower at any time and from time to time owed to Lender under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Guarantor, Borrower, any Subsidiary or Affiliate of Borrower or any other Person.

       "Guarantor" means Penn National Gaming, Inc., a Pennsylvania corporation.
                   ---------

                      "Guaranty"  means  this  Guaranty,   and  any  extensions,
                      modifications,  renewals,  restatements,   reaffirmations,
                      supplements or amendments hereof.

                      "Lender" means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Banks), and the Banks, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Lender may be exercised by the Administrative Agent, or by the Requisite Lenders, or by any Bank acting with the consent of the Requisite Lenders.

1. Guaranty of Guarantied Obligations. Guarantor hereby irrevocably, unconditionally guaranties and promises to pay and perform on demand the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

2.

     3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied ------------------ Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection. 4.

5. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

     1. Subordination of Indebtedness of Borrower to Guarantor to the Guarantied
Obligations.                           Guarantor                          agrees
--------------------------------------------------------------------------------
that: 2.

(a) Any indebtedness of Borrower now or hereafter owed to Guarantor hereby is subordinated to the
             Guarantied Obligations.

             (a) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied
             Obligations, but without reducing or affecting in any manner the obligations of Guarantor under the other provisions of this Guaranty.

             (a) Should Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof, Lender as Guarantor's attorney-in-fact may do such acts and sign such documents in Guarantor's name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

1. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

2.

3. Waivers and Consents. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrower, Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

4.

5. Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently as to Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations. Guarantor expressly waives any right to require Lender to marshal assets in favor of Guarantor, and agrees that Lender may proceed against Borrower or any other Person, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrower or any other Person and/or Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender, Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. To the maximum extent permitted by law, Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever  of the  liability  of  Borrower  (other  than by  reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other Person, (e) except as otherwise provided in this Guaranty, any failure of Lender to give notice of sale or other disposition of Collateral to Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under
Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule, or (q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

6.

7. Condition of Borrower and Borrower's Subsidiaries. Guarantor represents and warrants to Lender that Guarantor has established adequate means of obtaining from Borrower and Borrower's Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and Borrower's Subsidiaries and their Properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and Borrower's Subsidiaries and their Properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or Borrower's Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.
                                      177

8.

9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Obligations of Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Lender on any Collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Guarantor expressly waives any defenses to the enforcement of this Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale because all or any part of the Guarantied Obligations is secured by real Property. This means, among other things: (1) Lender may collect from Guarantor without first foreclosing on any real or personal Property collateral pledged by Borrower, and (2) If the Lender forecloses on any real Property collateral pledged by Borrower: (A) The amount of the Guarantied Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) The Lender may collect from Guarantor even if the Lender, by foreclosing on the real Property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because all or any part of the Guarantied Obligations is secured by real Property. Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ss.ss. 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantor's Obligations or the enforceability of this Guaranty or any rights of Lender created or granted hereunder.

10.

11. Waiver of Rights of Subrogation. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which Guarantor is a party, unless and until all Obligations have been paid and performed in full, Guarantor hereby expressly waives with respect to Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty or any other

Loan Document to which Guarantor is a party. Guarantor agrees that it shall not have or assert any such rights against Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantor by Borrower (as borrower or in any other capacity), Lender or any other such Person unless and until all Obligations have been paid and performed in full. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect Guarantor's liability hereunder, under any other Loan Document to which Guarantor is a party, or the enforceability hereof or thereof. 12.

13. Understandings With Respect to Waivers and Consents. Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, Lender or others, or against any Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law. 14.

     15. Representations and Warranties. Guarantor hereby makes each and every representation and warranty ------------------------------ applicable to Guarantor set forth in Article 4 of the Loan Agreement as if set forth in full herein. ---------
16.
17. Costs and Expenses. Guarantor agrees to pay to Lender all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantor's Obligations and shall be paid to Lender by Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

18.

19. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which Guarantor is a party, the aggregate liability of Guarantor hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

20.

21. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AND LENDER AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. 22.

23.
THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF

THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THEREOF.

                  IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.




"Guarantor"

PENN NATIONAL GAMING, INC.,
a Pennsylvania corporation

By:___________________________

     ---------------------------
        [Printed Name and Title]

Address:
===============================
Telephone:  _____________________

                                      NOTE

                          $10,000,000 December 13, 1999



                             Los Angeles, California

                  FOR VALUE RECEIVED, the undersigned promises to pay to the order of BANK OF AMERICA, N.A. ("Lender"), the principal amount of TEN MILLION AND NO/00 DOLLARS ($10,000,000) or such lesser aggregate amount of Advances as may be made by the Lender with respect to the Commitment under the Loan Agreement referred to below, together with interest on the principal amount of each Advance made hereunder and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Senior Secured Multiple Draw Term Loan Agreement dated as of December 13, 1999, by and among the undersigned, as Borrower, Penn National Gaming, Inc., a Pennsylvania corporation, as Guarantor, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

                  Interest shall be payable on the outstanding daily unpaid principal amount of Advances from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.6 of the Loan Agreement, to the fullest extent permitted by applicable Law.

                  Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. on the day of payment (which must be a Business Day). All payments received after 11:00 a.m. on any

Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

                  The Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

                  The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

                  The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

                  This Note shall be delivered to and accepted by the Lender in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.



PENN NATIONAL GAMING OF WEST VIRGINIA, INC., a West Virginia corporation

By: _____________________________

       -----------------------------
        [Printed Name and Title]

                       SCHEDULE OF COMMITTED ADVANCES AND

                              PAYMENTS OF PRINCIPAL

Date       Amount              Interest Period            Amount of            Unpaid            Notation
          of Advance                                      Principal            Principal         Made by
                                                          Paid                 Balance


                                      NOTE

$10,000,000       December 13, 1999
                    Los Angeles, California

                  FOR VALUE RECEIVED, the undersigned promises to pay to the order of FIRST UNION NATIONAL BANK ("Lender"), the principal amount of TEN MILLION AND NO/00 DOLLARS ($10,000,000) or such lesser aggregate amount of Advances as may be made by the Lender with respect to the Commitment under the Loan Agreement referred to below, together with interest on the principal amount of each Advance made hereunder and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Senior Secured Multiple Draw Term Loan Agreement dated as of December 13, 1999, by and among the undersigned, as Borrower, Penn National Gaming, Inc., a Pennsylvania corporation, as Guarantor, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

                  Interest shall be payable on the outstanding daily unpaid principal amount of Advances from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.6 of the Loan Agreement, to the fullest extent permitted by applicable Law.

                  Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. on the day of payment

(which must be a Business Day). All payments received after 11:00 a.m. on any Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

                  The Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

                  The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

                  The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

                  This Note shall be delivered to and accepted by the Lender in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.


PENN NATIONAL GAMING OF WEST VIRGINIA, INC., a West Virginia corporation

By: _____________________________

       -----------------------------
        [Printed Name and Title]

                       SCHEDULE OF COMMITTED ADVANCES AND

                              PAYMENTS OF PRINCIPAL

LA:LFJ\OTHER\BN1\70099161.1


Date      Amount        Interest Period       Amount of     Unpaid      Notation
          of Advance                          Principal     Principal   Made by
                                              Paid          Balance






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